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                                                                 EXHIBIT 10.19


                            COMMERCIAL LOAN AGREEMENT

                  This Commercial Loan Agreement ("Agreement") is made as of February 27, 1998 by and among THE SUMITOMO BANK OF CALIFORNIA, a California banking corporation ("Sumitomo"), MANUFACTURERS BANK, a California banking corporation ("Manufacturers"), AB PLASTICS CORPORATION, a California corporation ("AB Plastics"), M.O.S. PLASTICS, INC., a California corporation ("MOS Plastics"), COMPASS PLASTICS & TECHNOLOGIES, INC., a Delaware corporation ("Guarantor"), and Sumitomo in its capacity as agent for Sumitomo and Manufacturers (the "Agent"). Manufacturers and Sumitomo are sometimes collectively referred to herein as the "Banks." AB Plastics and MOS Plastics are each sometimes referred to herein as a "Borrower" and collectively and severally as "Borrowers."


                                    RECITALS

                  A. AB Plastics and Sumitomo entered into that certain Commercial Loan Agreement dated September 27, 1996 (the "Existing Agreement").

                  B. Borrowers, Guarantor, Banks and Agent are entering into this Agreement in order to replace and supersede the Existing Agreement in its entirety, and to set forth the terms and conditions of the new credit arrangements between the Banks and the Borrowers.

                  NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. CREDIT FACILITIES, AMOUNT AND TERMS.

         Banks agree to make available to Borrowers the following line(s) of credit and/or credit accommodations on the following terms, covenants and conditions:

                  1.1 Revolving Line of Credit

                           (a) Revolving Line of Credit. During the Availability Period, Banks will provide a line of credit (the "Revolving Line of Credit") to Borrowers. The maximum amount of the Revolving Line of Credit including the subline facility for letters of credit (the "Total Revolver Commitment") is Six Million Dollars ($6,000,000). Of the Total Revolver Commitment, Sumitomo's Commitment is Three Million Dollars ($3,000,000) and Manufacturer's Commitment is Three Million Dollars

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         ($3,000,000). Upon execution of this Agreement, the respective
         Commitments of the Banks shall be as set forth above. Under no circumstances shall any Bank be obligated to advance more than its particular Commitment. Each advance will be credited to the Banks' respective Commitments in proportion to their respective Pro Rata Shares. As used in this Agreement, "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Total Revolver Commitment of all Banks. Sumitomo's Pro Rata Share is 0.50 and Manufacturers' Pro Rata Share is
         0.50. Borrowers' obligations to repay the Revolving Line of Credit are evidenced by two promissory notes (one in favor of Sumitomo and one in favor of Manufacturers) substantially in the forms of Exhibits A-1 and A-2 attached hereto (collectively, the "Revolving Line Notes"). Banks' obligations to make advances under the Revolving Line of Credit are subject to the additional borrowing base limitations set forth in subparagraph (b) below, as well as the other applicable terms and conditions of this Agreement.

                           (b) Borrowing Base Limitations on Revolving Line of Credit. During the Availability Period, the Banks will, on a revolving basis, make advances to Borrowers, which may not at any time exceed, in the aggregate outstanding, the lesser of the Total Revolver Commitment or the Borrowing Base. As a further limitation on the Banks' obligations, in no event shall the Banks be obligated (i) to make advances to AB Plastics under the Revolving Line of Credit which would cause the amounts outstanding to AB Plastics thereunder to exceed the AB Plastics Borrowing Base, or (ii) to make advances to MOS Plastics under the Revolving Line of Credit which would cause the amounts outstanding to MOS Plastics thereunder to exceed the MOS Plastics Borrowing Base.

                                    (i) "Borrowing Base" means, collectively,
                  the AB Plastics Borrowing Base and the MOS Plastics Borrowing Base.

                                    (ii) "AB Plastics Borrowing Base" shall mean
                  the sum of eighty-five percent (85%) of the net face amount of Eligible Accounts generated and owned by AB Plastics, after deduction of such reserves as Banks deem necessary and proper in their reasonable judgment, plus fifty percent (50%) of Eligible Inventory owned by AB Plastics, after deduction of such reserves as Agent deems necessary and proper in its reasonable judgment (provided, however, that the amount which may be borrowed against such Eligible Inventory may never exceed the amount which may be borrowed against such Eligible Accounts, based on the foregoing formulas).

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                                    (iii) "MOS Plastics Borrowing Base" shall
                  mean the sum of eighty-five percent (85%) of the net face amount of Eligible Accounts owned and generated by MOS Plastics, after deduction of such reserves as Banks deem necessary and proper in their reasonable judgment, plus, fifty percent (50%) of the Eligible Inventory owned by MOS Plastics, after deduction of such reserves as Agent deems necessary and proper in its reasonable judgment (provided, however, that the amount which may be borrowed against such Eligible Inventory may never exceed the amount which may be borrowed against such Eligible Accounts, based on the foregoing formulas),

                                    (iv) "Accounts Receivable" shall mean open
                  accounts arising in the ordinary course of Borrowers' business from services performed or goods sold by Borrowers.

                                    (v) "Account Debtor" shall mean the obligor
                  on any Accounts Receivable.

                                    (vi) "Eligible Accounts" shall mean Accounts
                  Receivable, excluding the following (which exclusions shall be calculated without duplication, to the greatest extent possible):

                                            (A) Accounts Receivable which remain
                           uncollected more than 90 days from the date they are first invoiced.

                                            (B) Accounts Receivable due from an
                           Account Debtor which suspends business, suffers a business failure or the termination of its existence, or makes an assignment for the benefit of creditors, or as to which a dissolution, insolvency or bankruptcy proceeding has been commenced, or as to whose property a trustee, receiver or conservator has been appointed.

                                            (C) Accounts Receivable due from an
                           Account Debtor affiliated with Borrowers, such as a stockholder, owner, parent, subsidiary, officer, director, agent or employee of Borrowers, or due from Account Debtors having common officers or directors with Borrowers or Guarantor.

                                            (D) Accounts Receivable with respect
                           to which payment is or may be contingent or conditional.

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                                            (E) Accounts Receivable due from an
                           Account Debtor who is not a resident or citizen of, located in, or subject to service of process in the United States of America.

                                            (F) Accounts Receivable against
                           which is asserted a defense, counterclaim, discount or setoff.

                                            (G) Accounts Receivable due from an
                           Account Debtor which is any national, federal, state, county or municipal government, including, without limitation, any instrumentality, division, agency, body or department thereof.

                                            (H) Accounts Receivable commonly
                           known as "bill and hold" or subject to any repurchase or return agreement, or which relate to goods on consignment or on approval or any similar arrangement.

                                            (I) Accounts Receivable relating to
                           an Account Debtor with respect to which twenty-five percent (25%) or more of the total Accounts Receivable owing by such Account Debtor are over 90 days delinquent.

                                            (J) Accounts Receivable due from an
                           Account Debtor of either Borrower which, in the aggregate, exceed twenty-five percent (25%) of the aggregate amount of all Eligible Accounts for such Borrower (with the exception of Accounts Receivable from Sony Corporation, which may be Eligible Accounts to the extent that they do not exceed sixty percent (60%), in the aggregate, of all Eligible Accounts for such Borrower; and with the exception of Accounts Receivable from Hewlett-Packard, which may be Eligible Accounts to the extent that they do not exceed thirty percent (30%), in the aggregate, of all Eligible Accounts for such Borrower).

                                            (K) Accounts Receivable as to which
                           Borrowers are or may become liable to an Account Debtor for services rendered or sales made or for any other reason, except to the extent that such Accounts Receivable exceed the amount of such liability.



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                                            (L) Accounts Receivable which are
                           not owned by Borrowers or are not free of all liens, encumbrances, charges, rights or interests of any kind, except in favor of Agent or as otherwise permitted under this Agreement.

                                            (M) Accounts Receivable which are
                           evidenced by chattel paper or an instrument of any kind.

                                            (N) Accounts Receivable which are
                           not evidenced by an invoice or other documentation in form acceptable to Agent.

                                            (O) Accounts Receivables arising as
                           a result of progress billings.

                                            (P) "COD" Accounts Receivable and
                           accounts paid by post-dated check.

                                            (Q) Accounts Receivable relating to
                           inventory not yet shipped or services not yet rendered.

                                            (R) Accounts Receivable which are
                           otherwise unacceptable to Agent in its reasonable judgment.

                                    (vii) "Eligible Inventory" shall mean those
                  items of Inventory located in the United States of America consisting of raw materials, and finished goods which are in good condition and currently saleable in the ordinary course of Borrowers' business and are not otherwise unacceptable to Agent in its reasonable judgment. Such Inventory shall not be subject to any other lien or claim (except as otherwise permitted under this Agreement), shall not have been consigned or sold to any person (nor have been purchased by Borrowers) as part of any bulk sale unless there was compliance with all applicable bulk sale or transfer laws. Such Inventory shall be located at such locations as are acceptable to Agent and shall, at all times, be subject to and covered by, Agent's perfected security interest.

                                    (viii) "Inventory" shall mean all inventory
                  (as that term is defined in the Commercial Code of the State of California) wherever located, which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, supplies or materials used or consumed in Borrowers' business or which are


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                  or might be used in connection with the manufacturing,
                  shipping, advertising or selling or finishing of such goods, merchandise and other personal property and all documents of title or documents representing the same, and all such property, the sale or other disposition of which has given rise to Accounts Receivable and which has been returned to or repossessed or stopped in transit by Borrowers.

                           (c) Collection of Accounts Receivable. Borrowers shall have the privilege, subject to revocation at the sole discretion of Agent during the continuance of an Event of Default, to collect, at Borrowers' expense, the payments due on Accounts Receivable upon the express condition that all such collections shall be received by Borrowers in trust for Banks. Upon demand by Agent, whether before or after an Event of Default, Borrowers shall promptly deliver to Agent, at the location specified in this Agreement, in kind, all remittances received by Borrowers on Accounts Receivable, or if sales are made for cash, the identical checks, cash, or other form of payment. The receipt of any check or other item of payment by Agent shall not be considered a payment in reduction of the sums owing to Banks until such check or other item of payment is honored and finally paid. At any time during the continuance of an Event of Default, Agent in its sole discretion may, but is not obligated to, notify any Account Debtor to make payment directly to Agent, and exercise any and all of Borrowers' rights regarding the Account Receivable or the Account Debtor.

                           (d) Revolving Nature of Line of Credit. During the Availability Period, Borrowers may repay principal amounts and reborrow them under the Revolving Line of Credit.

                           (e) Subline Facility for Letters of Credit. The Revolving Line of Credit includes a subline facility for letters of credit. The subline facility for letters of credit is not to exceed Five Hundred Thousand Dollars ($500,000).

                           (f) Maximum Revolving Line Balance. Borrowers agree not to permit the outstanding principal balance of the Revolving Line of Credit plus the amounts of any outstanding letters of credit under the subline facility, including amounts drawn on letters of credit and not yet reimbursed (such sum being referred to herein as the "Revolving Line Balance"), to at any time exceed the lesser of the Total Revolver Commitment or the Borrowing Base. Furthermore, Borrowers agree not to permit the outstanding principal balance of the amounts advanced under the Revolving Credit Line (i) to AB Plastics to at any time exceed the AB Plastics Borrowing Base, and (ii) to MOS Plastics to at any time exceed the MOS Plastics Borrowing Base. Borrowers agree to immediately


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         pay down all amounts outstanding under the Revolving Line of Credit which exceed any of the limitations specified herein, or in any other applicable provisions of this Agreement.

                           (g) Minimum Advance. Each advance must be for at least fifty thousand dollars ($50,000.00), or for the amount of the remaining available Revolving Line of Credit, if less.

                           (h) Availability Period. The period during which Borrowers may draw on the Revolving Line of Credit ("Availability Period") is between the date of this Agreement and January 2, 2003 (the "Maturity Date"), unless there exists an Event of Default, or event which with the giving of notice or passage of time would constitute an Event of Default, in which event Banks need not make any advances.

                  1.2 Repayment Terms of Revolving Line of Credit.

                           (a) Except as otherwise provided in Section 1.6(c) hereof, Borrowers will pay in arrears on the first day of each calendar month all interest accrued on amounts outstanding under the Revolving Line of Credit (including, without limitation, all unreimbursed amounts drawn under letters of credit).

                           (b) Except as otherwise provided in Section 1.3(f) hereof with respect to letters of credit having terms extending beyond the Maturity Date, Borrowers will repay in full all principal, interest and other charges outstanding under the Revolving Line of Credit no later than the Maturity Date.

                           (c) Any amount bearing interest at an Optional Interest Rate may be repaid at the end of the applicable interest period.

                           (d) Subject to provisions contained elsewhere herein, Borrowers may prepay the Revolving Line of Credit in full or in part at any time. The prepayment will be applied first to interest and charges and then to the principal outstanding under the Revolving Line of Credit.

                           (e) All payments of principal, interest, fees or other amounts to be made by Borrowers under this Agreement shall be made to Agent at its office located at 611 West Sixth Street, Los Angeles, California, or at such other place as Agent may designate by written notice to Borrowers and Banks (herein, the "Agent's Office").

                  1.3 Letter of Credit Subline Facility. The Revolving Line of Credit may be used for financing: (i) commercial letters of credit (which will


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require drafts payable at sight), or (ii) standby letters of credit, in either case with maturities not to extend beyond the earlier of (A) 365 days from issuance, or (b) the Maturity Date. Each letter of credit will be issued by Sumitomo pursuant to a completed request for letter of credit in the form of Exhibit D hereto (each a "Request for Letter of Credit") delivered by Borrowers to the Agent.

                           (a) Each Request for Letter of Credit shall be submitted to the Agent not later than 11:00 a.m., Los Angeles time, at least two (2) Banking Days prior to the date upon which the requested letter of credit is to be issued. Upon issuance of a letter of credit, the Agent promptly shall notify the Banks of the amount and terms thereof.

                           (b) Upon the issuance of a letter of credit, each Bank shall be deemed to have purchased a participation therein from Sumitomo in an amount equal to that Bank's Pro Rata Share of the face amount of the letter of credit. Without limiting the scope and nature of each Bank's participation in any letter of credit, to the extent that Sumitomo has not been reimbursed by Borrowers for any payment required to be made by Sumitomo under any letter of credit, each Bank shall, according to its Pro Rata Share, reimburse Sumitomo immediately upon demand for the amount of such payment. The obligation of each Bank to so reimburse Sumitomo shall be absolute and unconditional and shall not be affected by the occurrence of any Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Sumitomo for the amount of any payment made by Sumitomo under any letter of credit together with interest in accordance with this Agreement.

                           (c) The amount of outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed, may not exceed at any one time Five Hundred Thousand Dollars ($500,000) in the aggregate.

                           (d) Standby letters of credit issued in favor of governmental agencies in lieu of worker's compensation insurance premiums shall not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate outstanding at any one time.

                           (e) Any sum drawn under a letter of credit shall be added to the principal amount outstanding under the Revolving Line of Credit. The amount will bear interest and be due and payable by Borrowers in the same manner as other advances under the Revolving Line of Credit, except as provided in Section 1.3(f), below.

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                           (f) In the event any subline facility letters of
         credit are outstanding on the Maturity Date, or if an Event of Default occurs, Borrowers shall immediately deposit with Agent, as cash collateral for the reimbursement obligations of Borrowers with respect to such letters of credit and the Borrowers' repayment obligations under the Notes (and Borrowers hereby grant to Agent, for the ratable benefit of Banks, a security interest in such cash collateral to secure such obligations), an amount equal to the entire face amount of all outstanding letters of credit, to be applied to repay draws under letters of credit as and when made.

                           (g) The issuance of any letter of credit or any amendment to a letter of credit is subject to Agent's written approval and must be in form and content reasonably satisfactory to Agent.

                           (h) Borrowers will sign Sumitomo's form Application and Security Agreement for Commercial Letter of Credit or Application and Agreement for Standby Letter of Credit, as applicable.

                           (i) Borrowers agree that Agent may automatically charge their checking account for applicable fees, discounts, and other customary charges relating to any letters of credit.

                           (j) Borrowers will pay to Agent, for the ratable benefit of Banks, a non-refundable fee equal to the Applicable Spread (for Offshore Rate advances) per annum times the undrawn face amount of each standby letter of credit issued hereunder, payable quarterly in arrears beginning on the first day of the month which is three (3) months following the date of issuance of the Letter of Credit. Borrowers will pay to Agent, for the ratable benefit of Banks, Sumitomo's standard fees in effect from time to time, as determined by Sumitomo, for commercial letters of credit issued under this Agreement.

                           (k) Borrowers will pay to Agent, for the benefit of Sumitomo, any issuance and/or other fees that Agent notifies Borrowers will be charged for issuing and processing letters of credit for Borrowers (other than for the fees specified in (j) above, which shall be for the ratable benefit of the Banks).

                  1.4 Term Loan Facility. The Banks will, on the Closing Date and the satisfaction of all conditions to disbursement specified herein, make a term loan (the "Term Loan") to Borrowers in the original principal amount of $14,000,000; provided, however, that each Bank shall not be obligated to advance more than its Pro-Rata Share ($7,000,000) of such amount. Borrowers' obligation


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to repay the Term Loan is evidenced by two Promissory Notes (one in favor of
Sumitomo and one in favor of Manufacturers) substantially in the forms of Exhibits A-3 and A-4 attached hereto (collectively, the "Term Loan Notes"; and, together with the Revolving Line Notes, the "Notes"). Any portion of the Term Loan that is repaid may not be reborrowed.

                  1.5 Repayment Terms of Term Loan.

                           (a) Except as otherwise provided in Section 1.6(c) hereof, Borrowers will pay in arrears on the first day of each calendar month all interest accrued on amounts outstanding under the Term Loan.

                           (b) Borrowers shall pay to the Agent for application to the outstanding principal amount of the Term Loan the following amounts on the following dates:

                                    (i) $600,000 on each of July 1, 1998 and
                  October 1, 1998;

                                    (ii) $750,000 on each of January 1, 1999,
                  April 1, 1999, July 1, 1999 and October 1, 1999;

                                    (iii) $800,000 per calendar quarter
                  commencing January 1, 2000 and continuing on the first day of each calendar quarter thereafter (i.e., on the first day of each April, July, October, and January) until the Maturity Date, at which time any remaining outstanding principal of the Term Loan (as well as all other indebtedness and obligations owing under this Agreement and the Notes referenced herein) shall be due and payable in full.

                           (c) In addition to the scheduled principal amortization payments specified in Section 1.5 (b) above, Borrowers shall promptly pay to Agent, for application to the outstanding principal balance of the Term Loan, the following amounts:

                                    (i) an amount equal to 100% of the net
                  proceeds generated from the sale of Borrowers' assets (except to the extent such proceeds are used within 60 days to replace the asset sold), other than the sale of inventory in the ordinary course of business, in excess of $100,000 as to any individual asset sale or $250,000 in aggregate as to all such asset sales;



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                                    (ii) an amount equal to 100% of the net
                  proceeds of all loans and borrowings received by Borrowers subsequent to the date hereof, other than purchase money financings of capital assets and other than refinancings of then existing indebtedness;

                                    (iii) an amount equal to 100% of all net
                  insurance proceeds received by Borrowers which are not applied toward the repair, replacement or remediation of the insured casualty within 60 days of receipt by Borrowers;

                                    (iv) an amount equal to 75% (or 50% from and
                  after the date the Term Loan is reduced to $7,000,000 or less) of the net cash proceeds (expressly excluding any cashless exercise of any options or warrants) received by Borrowers from any offering of stock or other securities, or other issuance of equity; and

                                    (v) an amount equal to 60% of the Excess
                  Cash Flow (as defined below) until such time as (1) the Term Loan has been reduced to $7,000,000, and (2) the ratio of Senior Funded Debt (as defined below) to EBITDA (as defined below) has been maintained at or below 1.5 to 1 for the third and fourth fiscal quarters of Borrowers. Excess Cash Flow shall be calculated by Agent annually for the period coinciding with Borrowers' fiscal year for each year beginning with the fiscal year ending about October 26, 1998, based upon audited fiscal year end financial statements. Such prepayment must be paid to Agent by Borrowers by no later than one hundred twenty (120) days following Borrowers' fiscal year end. For purposes of this provision, the ratio of Senior Funded Debt to EBITDA shall be measured quarterly, as of the last day of each fiscal quarter, with Senior Funded Debt to be determined as the amount thereof outstanding as of the day of measurement (i.e., the last day of each fiscal quarter); and EBITDA will be computed for the four quarters concluding with each measuring date.

                  The payments specified above in this Section 1.5(c) shall be applied to the principal payments owing under Section 1.5(b) in the inverse order of maturity.

                  As used herein the following definitions have the following meanings:

                  "Senior Funded Debt" means (without duplication) the outstanding principal amount of, and all due and payable interest on, all Indebtedness of Guarantor, Borrowers and their subsidiaries on a consolidated basis (excluding debt subordinated in a manner acceptable to the Banks), plus the value of payments that the Guarantor, Borrowers and their subsidiaries are


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obligated to make in the future under any covenant not to compete, "earn up" or
"earn out" agreements and other deferred payment obligations, whether accrued in accordance with GAAP or based upon the achievement of, or the occurrence of, any criteria specified in any agreement, determined on a consolidated basis in accordance with GAAP.

                  "Indebtedness" of Guarantor, Borrowers and their subsidiaries means, on a consolidated basis, without duplication, (a) all indebtedness of all such entities for borrowed money, including overdrafts; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on terms normal to the industry); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by any such entities (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
(f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contracts rights) owned by Guarantor, Borrowers or their subsidiaries, even though such entities have not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kind referred to in clauses (a) through (g) above.

                  "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Guaranty Obligation" means, with respect to any Indebtedness, lease, dividend, letter of credit, or other obligation, to assume or hold harmless the holder of any such obligation against loss in respect thereof.

                  "EBITDA" means (without duplication), with respect to Guarantor, Borrowers and their subsidiaries on a consolidated basis, and with respect to any period, net income (or net loss) for such period, plus income tax expense for such period, plus gross interest expense for such period, plus depreciation, amortization, deferred financing costs and other non-cash expense for such period, plus losses on sales of fixed assets during such period, minus gains on sales of fixed assets during such period, minus any extraordinary

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income or gain and non-operating income or gain for such period plus any non-cash extraordinary losses for such period, all determined in accordance with GAAP. For purposes of this definition, non-cash extraordinary losses means non-cash extraordinary losses attributable to the write-down in the book value of any fixed asset and all other non-cash extraordinary losses that the Banks approve in writing for purposes of adding back to net income.

                  "Excess Cash Flow" means, for the Borrowers on a consolidated basis determined in accordance with GAAP and for any fiscal year of the Borrowers, the sum, without duplication, of net income for such period, plus current and deferred income tax expense accrued during such period, plus gross interest expense accrued during such period, plus depreciation and amortization expense and other non-cash charges accrued during such period, minus non-cash extraordinary income or gains for such period, plus non-cash extraordinary expenses or losses for such period, minus gains on sales of fixed assets during such period, plus losses on sales of fixed assets during such period, plus net proceeds from the sales of fixed assets during such period (net of the cost of replacement assets acquired during such period) other than sale of assets that are subject to the mandatory prepayment requirements of Section 1.5(c) hereof, minus income taxes paid in cash during such period, minus interest paid in cash during such period, minus capital expenditures for such period (other than capital leases and net of the net proceeds of purchase money financings), minus scheduled principal payments during such period on Indebtedness described in clauses (a), (b), (c), (d), (e), (f) and (g) of the definition of Indebtedness, minus cash payments during such period in respect of covenants not to compete, "earn up" and "earn out" agreements, and minus any voluntary prepayments under the Term Loan.

                  1.6 Interest Rates.

                           (a) Interest Rate Absent Optional Interest Rate Election. Unless Borrowers elect an Optional Interest Rate as described below, the "Interest Rate" for sums outstanding under both the Revolving Line of Credit and the Term Loan (collectively, the "Loans") shall be Sumitomo's Prime Rate in effect from time to time, plus the Applicable Spread (defined below).

                           (b) Definition of Prime Rate. The "Prime Rate" equals the rate of interest set from time to time by Sumitomo at its head office in San Francisco, California as its Prime Rate. The Prime Rate is determined by Sumitomo as a means of pricing credit extensions to some customers and is neither tied to any external rate of interest or index nor is it necessarily the lowest rate of interest charged by Sumitomo at any given time for any particular class of customers or credit extensions. Any changes in the interest rate resulting from a change in the Prime Rate shall take effect without notice on the date specified at the time the Prime Rate is set.

                           (c) Optional Interest Rate. Instead of the interest rate based on Sumitomo's Prime Rate, Borrowers may elect to have all or portions of the Loans bear interest at the Offshore Rate plus the Applicable Spread (as defined below) (the "Optional Interest Rate"), during an interest period agreed to by Agent and Borrowers. Each interest rate is a rate per annum. Interest will be paid on the last day of each interest period and, if the interest period is longer than 30 days, then on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Prime Rate, unless Borrowers have designated another Optional Interest Rate for that portion. In offering Optional Interest Rates, neither Bank shall be obligated to match fund.

                  Designation of an Offshore Rate portion is subject to the following requirements:

                                    (i) The interest period during which the
                  Offshore Rate will be in effect will be 30 days, 60 days, 90 days or 180 days as selected by Borrowers. The last day of the interest period will be determined by Agent using the practices of the offshore dollar inter-bank market.

                                    (ii) Each Offshore Rate portion will be for
                  an amount not less than one million dollars ($1,000,000) and increments of two hundred fifty thousand dollars ($250,000) above the minimum.

                                    (iii) At any given time, Borrowers may have
                  no more than three portions of the principal balance of the Loans bearing interest based on the Offshore Rate.

                                    (iv) The "Offshore Rate" means the interest
                  rate determined by the following formula, rounded upward to the nearest 1/100th of one percent. (All amounts in the calculation will be determined by Agent as of the first day of the interest period.)

                                    Offshore Rate  =       Eurodollar Rate
                                                     (1.00 - Reserve Percentage)

                                    Where,

                                            (A) "Eurodollar Rate" means the
                           interest rate (rounded upward to the nearest 1/16th of one percent) at which Agent's Nassau Branch, Nassau, Bahamas, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

                                            (B) "Reserve Percentage" means the
                           total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100th of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

                                    (v) Borrowers may not elect an Offshore Rate
                  with respect to any portion of the principal balance of the Loans which is scheduled to be repaid before the last day of the applicable interest period.

                                    (vi) No portion of the principal balance of
                  the Loans already bearing interest at the Offshore Rate may be converted to a different rate during its interest period.

                                    (vii) Each prepayment of an Offshore Rate
                  portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the positive amount (if any) by which:

                                            (A) the additional interest which
                           would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

                                            (B) the interest which would have
                           been recoverable by Banks by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

                                    (viii) Agent will have no obligation to
                  accept an election of an Offshore Rate portion if any of the following described events has occurred and is continuing:

                                            (A) Dollar deposits in the principal
                           amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore Dollar interbank market; or

                                            (B) the Offshore Rate does not
                           accurately reflect the cost of an Offshore Rate portion.

                                    (ix) As used herein, "Applicable Spread"
                  means the additional component of interest, expressed as a percentage per annum, to be added to the Prime Rate or the Offshore Rate, as applicable, in determining the applicable interest rate for amounts outstanding under the Loans. The Applicable Spread shall be based on the ratio of the Senior Funded Debt (on a consolidated basis) to EBITDA (on a consolidated basis) in accordance with the following pricing grid:

                  -------------------------------------------------------------------------------------------

                      Ratio of Senior Funded          Applicable Spread for         Applicable Spread for
                          Debt to EBITDA             Offshore Rate Borrowings       Prime Rate Borrowings
                  -------------------------------------------------------------------------------------------
                  Greater than or equal to 3 to 1              3.00%                        0.75%
                  -------------------------------------------------------------------------------------------
                  Greater than or equal to                     2.75%                        0.50%
                  2.50 to 1 but less than 3 to 1
                  -------------------------------------------------------------------------------------------
                  Greater than or equal to                     2.50%                        0.25%
                  2 to 1 but less than 2.50 to 1
                  -------------------------------------------------------------------------------------------
                  Less than 2 to 1                             2.25%                        0.00%
                  -------------------------------------------------------------------------------------------


                  The ratio of Senior Funded Debt to EBITDA (as those terms are defined in Section 1.5(c) above) shall be determined by Agent as of the last day of each fiscal quarter based on financial information supplied by the Borrowers and Guarantor hereunder (with such adjustments thereto as Agent shall reasonably determine). EBITDA will be computed for the four fiscal quarters ending with the measuring date. On or prior to April 1, 1998, Agent shall calculate the ratio of Senior Funded Debt to EBITDA as of the last day of the fiscal quarter ending about January 26, 1998. Subject to the minimum Applicable Spreads which shall be in effect through March 31, 1999 as specified below, the Applicable Spread shall change (if at all) in accordance with the foregoing pricing grid effective as of April 1, 1998. Thereafter, the Applicable Spread shall change (if at all) on the first day of each calendar quarter based on Agent's calculation of the ratio of Senior Funded Debt to EBITDA in existence as of the last day of the prior fiscal quarter. (For example, and without limitation, if Agent shall calculate that the ratio of Senior Funded Debt to EBITDA as of the last day of the fiscal quarter ending about January 26, 1999 was 2.6 to 1, the Applicable Spread for Offshore Rate borrowings for the calendar quarter beginning April 1, 1999 would be 2.75%; which Applicable Spread would change as of July 1, 1999 to 2.5%, if the ratio of Senior Funded Debt to EBITDA as of the last day of the fiscal quarter ending about April 26, 1999 were determined to be 2.2 to 1.) The ratios shall be computed based on receipt of financial statements as specified in Section 6.2. Notwithstanding the foregoing or anything else contained herein which may be construed to the contrary, in no event shall the Applicable Spread with respect to Offshore Rate borrowings be less than 2.75%, or the Applicable Spread for Prime Rate borrowings be less than 0.50%, through and including March 31, 1999; provided, however, that the Applicable Spread for Prime Rate borrowings and Offshore Rate borrowings may be greater than such indicated spreads during such time period in accordance with the foregoing pricing grid and terms indicated above.

         2. FEES, EXPENSES AND DEPOSITS.

                  2.1 Fees.

                           (a) Facility Fee. Borrowers agree to pay a Two Hundred Thousand Dollar ($200,000) facility fee to Agent, for the ratable benefit of Banks, upon execution of this Agreement.

                           (b) Unused Commitment Fee. Borrowers agree to pay to Agent, for the ratable benefit of Banks, a fee on any difference between the Total Revolver Commitment and the amount of credit Borrowers actually use, determined by the weighted daily average Revolving Line Balance maintained during the specified period. This fee will be calculated at the "Applicable UCF Spread" per year, and is due quarterly in arrears within ten (10) days of the last day of each calendar quarter. For purposes of calculating the foregoing fee, the entire face amount of all issued and outstanding letters of credit shall be counted as credit being "actually used." The Applicable UCF Spread will be based on the ratio of Senior Funded Debt to EBITDA pursuant to the following pricing grid (which ratio shall be computed as described in 1.6(c)(ix) above):

                    ------------------------------------------------------------
                             Ratio of Senior Funded
                                   Debt/EBITDA            Applicable UCF Spread
                    ------------------------------------------------------------
                    Greater than or equal to 3 to 1                0.75%
                    ------------------------------------------------------------
                    Greater than or equal to 2.50 to 1             0.50%
                    but less than 3 to 1
                    ------------------------------------------------------------
                    Greater than or equal to 2 to 1               0.375%
                    but less than 2.50 to 1
                    ------------------------------------------------------------
                    Less than 2 to 1                               0.25%
                    ------------------------------------------------------------

                  Notwithstanding the foregoing, in no event shall the Applicable UCF Spread from closing through March 31, 1999 be less than 0.50%; provided, however, that the Applicable UCF Spread may be greater during such period in accordance with the foregoing provisions.

                           (c) Agency Fee. Borrowers agree to pay to Agent (for its own benefit and not for the benefit of the Banks) an agency fee in the amount specified in a side letter agreement between the parties.

                           (d) Early Termination Fees. In the event that the Borrowers refinance with another lender or lenders all or substantially all of the Loans within two (2) years following the closing of the Loans, Borrower shall pay to Agent, for the ratable benefit of the Banks, a fee equal to (i) 0.75%, for the first year following the closing of the Loans, and (ii) 0.50%, for the second year following the closing of the Loans, of all principal amounts of the Term Loan which are so refinanced.


                  2.2 Expenses.

                           (a) Borrowers agree to repay Agent and Banks, immediately upon demand by Agent, for Agent's and Banks' reasonable expenses incurred in connection with this Agreement, which may include, without limitation, filing, recording and search fees, documentation fees, appraisal fees and audit fees.

                           (b) Borrowers agree to reimburse Agent and Banks, immediately upon demand by Agent, for any reasonable expenses incurred by Agent and Banks in the negotiation and preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees and disbursements, including the reasonable fees and disbursements of outside counsel and any allocated costs of Agent's and Banks' in-house counsel.

         3. DISBURSEMENTS, PAYMENTS AND COSTS.

                  3.1 Requests for Credit. As used herein, any extension of credit (whether under the Revolving Line of Credit or the Term Loan) which bears interest based upon the Prime Rate is referred to as a "Prime Rate Credit" and any extension of credit which bears interest based upon the Offshore Rate is referred to as an "Offshore Rate Credit". Borrowers shall make each request for an extension of credit under the Revolving Line of Credit (other than requests for issuance of letters of credit under the subline facility) by delivering to Agent an irrevocable written request in the form of Exhibit B, appropriately completed (a "Request for Credit"), which specifies, among other things:

                                    (i) The principal amount of the requested
                  extension of credit;

                                    (ii) Whether the requested extension of
                  credit will initially be a Prime Rate Credit or an Offshore Rate Credit;

                                    (iii) If the requested extension of credit
                  is to initially be an Offshore Rate Credit, the interest period selected by Borrowers for such extension of credit in accordance with Section 1.6(d)(i); and

                                    (iv) The date of the requested extension of
                  credit, which shall be a Banking Day.

Borrowers shall deliver to Agent, at the Agent's Office, a properly completed Request for Credit (i) at least three (3) Banking Days before the date of the requested extension of credit in case of an Offshore Rate Credit, and (ii) not later than 10:00 a.m., Los Angeles time, on the date of the requested extension of credit in the case of a Prime Rate Credit. The Agent may, in its sole and absolute discretion, permit any request for extension of credit to be made by telephone, in which case Borrowers shall confirm the same by mailing or faxing a written Request for Credit to the Agent within 24 hours following the telephonic request. If Borrowers fail to deliver to the Agent a written Request for Credit, Borrowers hereby waive the right to dispute the amount, interest rate or term of any extension of credit made pursuant to Borrowers' telephonic request. Promptly following receipt of a Request for Credit, the Agent shall notify each Bank by telephone, telecopier or Telex of the date and amount of the requested credit, the applicable interest period (in the case of an Offshore Rate Credit), and that Bank's Pro Rata Share of the requested credit. Not later than 1:00 p.m.,

Los Angeles time, on the date specified for any extension of credit, each Bank shall make its Pro Rata Share of the requested credit in immediately available funds available to the Agent at the Agent's Office, and Agent shall make such funds available to Borrowers (subject to the terms and conditions hereof).

                  3.2 Conversion of Interest Rate on Extensions of Credit. Borrowers may convert outstanding Prime Rate Credits into Offshore Rate Credits, or existing Offshore Rate Credits into other Offshore Rate Credits, in accordance with this Section 3.2. Borrowers shall request any such conversion by delivering to Agent an irrevocable written request in the form of Exhibit C, appropriately completed (a "Request for Conversion"). Each Request for Conversion shall specify, among other things:

                                    (i) The total dollar amount of Prime Rate
                  Credits which are to be converted to an Offshore Rate Credit;

                                    (ii) The total dollar amount and interest
                  period expiration dates of any existing Offshore Rate Credits which are to be converted to other Offshore Rate Credits;

                                    (iii) The interest period selected by
                  Borrowers for any newly converted Offshore Rate Credits in accordance with Section 1.6(d)(i); and

                                    (iv) The date of the requested conversion,
                  which shall be a Banking Day.

Borrowers shall deliver to Agent, at the Agent's office, a properly completed Request for Conversion not later than 10:00 a.m., Los Angeles time, at least three (3) Banking Days prior to the first day of the applicable interest period as set forth in the Request for Conversion. The Agent may, in its sole and absolute discretion, permit a Request for Conversion to be made by telephone, in which case Borrowers shall confirm the same by mailing or faxing a written Request for Conversion to the Agent within 24 hours following the telephonic request. If Borrowers fail to make a written Request for Conversion, Borrowers hereby waive the right to dispute the amount, interest rate or term of any such Offshore Rate Credit. Unless Borrowers have timely delivered to Agent a Request for Conversion in accordance with this Section 3.2 with respect to any existing Offshore Rate Credit, such Offshore Rate Credit shall automatically become a Prime Rate Credit on the day immediately following the last day of the applicable interest period for such Offshore Rate Credit. With respect to any conversion pursuant to this Section 3.2, at or about 1:00 p.m., Los Angeles time, three (3) Banking Days before the first day of the requested interest period, the Agent shall determine the applicable Offshore Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Banks by telephone, telecopier or Telex. Upon fulfillment of the conditions set forth in this
Section 3.2, the conversion shall become effective on the first day of the requested interest period.

                  3.3 Agent's Right to Assume Funds Available for Extensions of Credit. Unless the Agent shall have been notified by any Bank at least two hours prior to the funding by the Agent of any extension of credit that such Bank does not intend to make available to the Agent such Bank's Pro Rata Share of the total amount of such extension of credit, the Agent may assume that such Bank has made such amount available to the Agent on the date of the extension of credit and the Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount immediately upon the Agent's demand therefor, the Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to the Agent within five (5) Banking Days after demand. In the event no Event of Default has occurred and is continuing and a Bank does not fund its Pro Rata Share of an extension of credit, the other Banks shall increase the amount of their funding to cover the Request for Credit, provided that such increased funding does not cause any Bank's Pro Rata Share of the Total Revolver Commitment to be exceeded. The Agent also shall be entitled to recover from such Bank or Borrowers, as the case may be (but without duplication, in the case of Borrowers, of the interest otherwise payable hereunder), interest on such corresponding amount for each day from the date such corresponding amount was made available by the Agent to Borrowers to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the Prime Rate plus the Applicable Spread or the Offshore Rate plus the Applicable Spread, depending upon whether the extension of credit is a Prime Rate Credit or an Offshore Rate Credit. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Pro Rata Share of the Total Revolver Commitment or to prejudice any rights which the Agent and/or Borrowers may have against any Bank as a result of any default by such Bank hereunder.

                  3.4 Payments by Borrowers. Each payment by Borrowers will be:

                           (a) made at Agent's Office (or such other location as may be selected by Agent from time to time by written notice to Borrowers),

                           (b) made for the account of Agent's Office or such other office as may be selected by Agent from time to time,

                           (c) made in immediately available funds, or such other type of funds reasonably selected by Agent, and

                           (d) evidenced by records kept by Agent.

                  3.5 Telephone Authorization.

                           (a) Subject to Section 1.3, Section 3.1 or Section 3.2, as applicable, Agent may, in its sole and absolute discretion, honor telephonic requests for extensions of credit, requests for conversion and requests for issuance of subline facility letters of credit made by any officer of Borrowers or by any person or persons so authorized by any authorized officer of Borrowers, promptly followed up with a completed Request for Letter of Credit as provided in Section 1.3, a completed Request for Credit as provided in Section 3.1 or a completed Request for Conversion as provided in Section 3.2, as applicable.

                           (b) Proceeds of extensions of credit will be deposited in, and repayments will be withdrawn from, AB Plastics' account number 058-15113070 with Agent, and MOS Plastics' account number 058-15145970 with Agent (each an "Account" and collectively, the "Accounts") or such other accounts with Agent as may be designated in writing by Borrowers.

                           (c) Agent will provide written confirmation to Borrowers and Banks of transactions made based on telephone instructions. Borrowers agree to notify Agent promptly of any discrepancy between the written confirmation and telephone instructions. If there is a discrepancy and Agent has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

                           (d) Borrowers will indemnify and hold harmless Agent and Banks (including their officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by an officer of Borrowers or a person authorized by an officer of Borrowers. This indemnity and agreement to hold harmless will survive this Agreement's termination.

                  3.6 Direct Debit.

                           (a) Borrowers agree that interest and principal payments and any fees will be deducted automatically on the due date from the Accounts. For administrative purposes only, and without in any way limiting the liability of each Borrower under this Agreement and the other Loan Documents (which liability shall at all times be joint and several), Agent will maintain a record of the outstanding principal sums allocable to AB Plastics uses and those allocable to MOS Plastics uses. On the date any payment of principal, interest or fees is due, Agent will debit from each Borrower's Account the portion of such payment allocable to such Borrower (based upon such Borrower's allocation of the outstanding principal, as reflected on the Agent's books).

                           (b) Agent will debit the Accounts on the dates the payments become due. If a due date does not fall on a Banking Day (as hereafter defined), Agent will debit the Accounts on the first Banking Day following the due date.

                           (c) Borrowers will maintain sufficient funds in the Accounts on the dates Agent enters debits authorized by this Agreement. If there are insufficient funds in the Accounts on the date Agent enters any debit authorized by this Agreement, Borrowers shall immediately pay such shortfall to Agent. In addition, to the extent either Borrower's Account contains insufficient funds to pay its allocation of any payment then due, Agent shall be entitled to deduct the full amount of any debit authorized by this Agreement (or such portion thereof which Agent deems necessary) from the Account of the other Borrower.

                  3.7 Banking Days. Unless otherwise provided in this Agreement, a "Banking Day" is a day other than a Saturday or a Sunday on which Agent is open for business in California. For Offshore Rate Credits (if any), a Banking Day is a day other than a Saturday or a Sunday on which Agent is open for business in California and dealing in offshore dollars. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied on the next Banking Day.

                  3.8 Taxes. Borrowers will not deduct any taxes from any payments made to Agent or Banks hereunder. If any government authority imposes any taxes or charges (other than taxes based on Agent's or Banks' income) on any payments made by Borrowers, Borrowers will pay such taxes or charges. Upon request by Agent, Borrowers will confirm that they have paid the taxes by giving Agent official tax receipts (or notarized copies) within 30 days after the due date.

                  3.9 Additional Costs. Borrowers will pay Agent, on demand by Agent, for Banks' costs or losses relating to this Agreement arising from any statute or regulation adopted or amended after the date hereof, or any request or requirement of a regulatory agency which is hereafter adopted or amended and applicable to Banks. The costs include the following:

                           (a) any reserve or deposit requirements; and

                           (b) any capital requirements relating to any Bank's
                  assets and commitments for credit.

                  3.10 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

                  3.11 Interest on Late Payments. At Agent's sole option in each instance, any amount not paid when due under this Agreement (including interest), other than amounts which have become due solely by reason of acceleration hereunder, shall bear interest from the due date at Sumitomo's Prime Rate plus the Applicable Spread plus two percent (2.0%). This may result in compounding of interest.

                  3.12 Default Rate. Upon the occurrence and during the continuance of any Event of Default, at Agent's sole option, Borrowers shall pay interest on the outstanding principal of the Loans at the rate of interest otherwise provided under this Agreement plus two percent (2.0%) (the "Default Rate"). This will not constitute a waiver of any Event of Default.

                  3.13 Overdrafts. Subject to the other terms and conditions of this Agreement, Agent may, in its sole and absolute discretion, make advances under the Revolving Line of Credit to prevent or cover an overdraft on any account of Borrowers with Sumitomo. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, in accordance with this Agreement. Each Bank agrees to fund any such advance (and Borrowers agree to repay any such advance) at the same times and in the same manner as required for any other advances under the Revolving Line of Credit pursuant to this Agreement.

                  3.14 Use of Advances. Borrowers shall use the proceeds of the Term Loan solely (a) to repay certain existing debt of MOS Plastics (as approved by Banks), including notes payable to Comerica Bank - California and a note payable to Mr. Horst Kaiser, and all indebtedness owing by AB Plastics to Sumitomo in connection with the Existing Agreement (and Borrowers irrevocably authorize and direct Agent and the Banks to cause sufficient proceeds of the Term Loan to be so applied to the sums owing to Sumitomo under the Existing Agreement concurrently with the disbursement of the Term Loan), and (b) to upstream funds to Guarantor to finance a portion of the acquisition costs to be incurred by Guarantor in connection with the purchase of 100% of the common stock of MOS Plastics by Guarantor. Borrowers agree to use the proceeds of the Revolving Line of Credit for working capital and general corporate purposes; provided that on the Closing Date some amounts may be borrowed under the Revolving Line Credit to fund a portion of the acquisition costs of the common stock of MOS by Guarantor and/or to pay off the existing indebtedness owing to Sumitomo under the Existing Agreement; provided, however, that Borrowers agree that they shall at all times during the first 30 days following the Closing Date retain at least $1,500,000 in unused availability under the Revolving Line of Credit (it being understood that for purposes of this provision "unused availability" means the lesser of the amounts available under the Revolving Line of Credit with reference to the Total Revolver Commitment or the Borrowing
Base).

         4. CONDITIONS.

                  4.1 Initial Extension of Credit. Agent must have received the following items, in form and content acceptable to Agent and Banks, before Banks are required to extend any credit (with respect to either the Term Loan or the Revolving Line of Credit) to Borrowers under this Agreement:

                           (a) Authorizations. Evidence that the execution, delivery and performance by Borrowers and each guarantor or subordinating creditor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

                           (b) Notes. The fully executed Revolving Line Notes and Term Loan Notes.

                           (c) Security Agreements. Signed original AB Plastics Security Agreement and MOS Plastics Security Agreement (as more fully described in Section 7 below) and such other security agreements and financing statements which Agent reasonably requires. Borrowers shall also have delivered to Agent all such collateral in which Agent requires a possessory security interest.

                           (d) Evidence of Priority. Evidence that security interests and liens in favor of Agent are valid, enforceable and prior to all other rights and interests, except those Agent consents to in writing.

                           (e) Landlord's/Mortgagee Waivers. For any personal property collateral located on real property which is subject to a mortgage or deed of trust or which is not owned by the Borrowers, a Landlord's and/or Mortgagee's Waiver from the owner/lessor of the real property and the holder of any mortgage or deed of trust.

                           (f) Insurance. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

                           (g) Guaranty, Stock Pledge Agreement and Security Agreement of Guarantor. The Guaranty, the Stock Pledge Agreement, and the Guarantor Security Agreement executed by Guarantor (as more fully described in Section 7 below).

                           (h) Subordination Agreement. Subordination Agreement ("Subordination Agreement") of even date herewith in favor of Banks signed by Sirrom Capital Corporation, a Tennessee corporation, d/b/a/ Tandem Capital, and Pinecreek Capital Partners, L.P., a California limited partnership (collectively "Tandem"). The Subordination Agreement pertains to the obligations of Borrowers to Tandem (the "Subordinate Debt Obligations") arising under certain Debenture Purchase Agreements and the other "Loan Documents" described therein (collectively, the "Subordinate Debt Documents").

                           (i) Legal Opinion. A written opinion from Borrowers' legal counsel, covering such matters as Agent may reasonably require. The legal counsel and the terms of the opinion must be reasonably acceptable to Banks.

                           (j) Good Standing. Certificates of good standing for Borrowers and Guarantor from their state of incorporation and from any other state in which Borrowers and Guarantor are required to qualify to conduct their business.

                           (k) Accounts. The Accounts shall have been opened, and Borrowers shall have established with Sumitomo (and Manufacturers, if so desired) all of Borrowers' primary operating and business accounts.

                           (l) Solvency Certificate. Solvency Certificates, in form and substance satisfactory to Agent, signed by each Borrower's chief financial officer and chief executive officer, and confirmed by each of the Borrowers.

                           (m) Consummation of Acquisition. The final Stock Purchase Agreement dated as of January 28, 1998 by and between the prior stockholders of MOS Plastics, as seller, and Guarantor, as buyer, and all other instruments, documents and agreements to be executed in connection therewith (collectively, the "Purchase Documents"), shall have been reviewed and approved by Agent; and all such Purchase Documents shall have been fully executed and delivered, and all conditions to the consummation of the transactions contemplated thereby necessary to complete such transaction (other than funding under this Agreement) shall have been satisfied or waived with Agent's consent; and Agent shall have received such other evidence satisfactory to Agent that on or prior to the first advance hereunder, Guarantor shall own 100% of the stock of MOS Plastics.

                           (n) Sources and Uses of Funds Certificate. A certificate executed by the chief executive officer and chief financial officer of Borrowers, and confirmed by each of the Borrowers, setting forth in reasonable detail the sources and uses of funds for the transactions contemplated herein and in the Subordinate Debt Documents, including without limitation consummation of the transactions contemplated by the Purchase Documents.

                           (o) Pay Proceeds Letter. A letter executed by Borrowers directing Agent to disburse amounts approved by Agent under the Loans directly to creditors approved by Agent, to repay certain existing indebtedness of Borrowers.

                           (p) Stock Certificates. The stock certificate(s) evidencing the shares of MOS Plastics' stock and AB Plastics' stock pledged to Agent pursuant to the Stock Pledge Agreement, together with a duly endorsed stock power for each such certificate (endorsed in blank).

                           (q) Due Diligence Report. A Due Diligence Report prepared by Marcum & Kleigman, LLP.

                           (r) Audit and Appraisal. A detailed audit of the books and records of MOS Plastics and AB Plastics performed by Banks, and an inventory appraisal of MOS Plastics performed by an appraiser satisfactory to Banks.

                           (s) Five-Year Projections. Five year projections, prepared by quarter for the first year and annually thereafter, for Borrowers, in accordance with GAAP consistently applied.

                           (t) Financial Statements and Pro Forma Balance Sheets. (A) consolidated financial statements for Guarantor, audited by Marcum & Kleigman LLP, the independent accountants regularly engaged by Guarantor, for the 12 months ending October 26, 1997; and company prepared consolidating financial statements for Guarantor and its subsidiaries for the 12 months ending October 26, 1997; (B) copies of the monthly financial statements of MOS Plastics for fiscal year 1997 and fiscal year 1998 through the Closing Date; (C) copies of monthly consolidating and consolidated financial statements of Guarantor for fiscal year 1998 through the month ending about January 26, 1998; and
         (D) proforma post-closing balance sheets of AB Plastics, MOS Plastics and Guarantor.

                           (u) Solvency Opinion. Solvency opinions from a firm acceptable to Agent opining as to the solvency of each of the Borrowers, their ability to pay their debts as they mature, and such other matters as Agent and Banks shall reasonably require. Also, a reliance letter in form and substance satisfactory to the Agent and the Banks, from the firm providing the solvency opinions, stating that the Agent and the Banks may rely on the solvency opinions as if they had been addressed to them.

                           (v) Intercreditor Agreement. An Intercreditor Agreement between Banks and General Electric Capital Corporation.

                           (w) Subordinated Debt. Evidence that Guarantor has raised at least $9,000,000 in Subordinated Debt Obligations, on terms and conditions acceptable to Agent and the Banks.

                           (x) Payment of Existing Debt. Evidence that all existing indebtedness of MOS Plastics has been paid in full in accordance with the terms and conditions thereof; with the exception of trade debt incurred in the ordinary course of business, indebtedness incurred for acquiring fixed assets during 1997 in an amount not to exceed $275,000, and except for certain other existing indebtedness of MOS Plastics identified on Schedule 4.1(x) attached hereto, which does not exceed $1,450,000 in the aggregate.

                           (y) Repayment of All Indebtedness Owing to Sumitomo. All indebtedness owing by Borrowers and their affiliates to Sumitomo under the Existing Agreement, and any other agreements (with the exception of real estate secured construction debt), shall have been repaid in full, or shall be paid in full concurrently with the first disbursement under this Agreement.

                           (z) Interest Rate Protection. Borrowers shall have obtained interest rate protection in a minimum amount of $8,400,000 for a minimum tenor of 3 years, in form and substance satisfactory to the Banks.

                           (aa) No Adverse Change. No material adverse change shall have occurred in Borrowers' or Guarantor's operating performance, financial condition, or business prospects since the date of the last financial statements analyzed by the Agent and Banks in underwriting this transaction.

                           (bb) Other Required Documentation. Such other documents, instruments and agreements as Banks may reasonable require, including the UCC-1 and UCC-2 financing statements.

                           (cc) Certificate. A Certificate signed on behalf of Guarantor and its subsidiaries, by the Chief Executive Officer of Guarantor, stating that:

                                    (i) the representations and warranties
                  contained in Section 5 are true and correct in all material respects on and as of such date, and

                                    (ii) no default or Event of Default exists
                  or will result upon the consummation of the transactions contemplated herein.

                           (dd) Capital Structure and Ownership. The capital structure and ownership of Guarantor and Borrowers, after giving effect to the transaction contemplated hereby, shall be satisfactory to the Agent and the Banks.

                  The date on which all of the foregoing conditions have been satisfied or waived by Agent in its sole discretion is the "Closing Date." As used in this Agreement, "Loan Documents" shall mean, collectively, this Agreement, the Notes, the AB Plastics Security Agreement, the MOS Plastics Security Agreement, the Guaranty, the Stock Pledge Agreement, the Guarantor Security Agreement, the Subordination Agreement and any other certificates, documents or agreements of any type or nature heretofore or hereafter executed or delivered by Borrowers, Guarantor, and/or any other party to Banks in any way relating to or in the furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

                  4.2 Conditions to Each Advance. Before each extension of credit, including the first:

                           (a) With respect to advances under the Revolving Line of Credit, a current Borrowing Base Certificate signed by Borrowers and delivered to Agent as required under Section 6.2(c).

                           (b) Agent's most recent audit of Borrowers' records must be satisfactory to Agent in its reasonable discretion.

                           (c) The Representations and Warranties hereunder must be true and correct in all material respects.

                           (d) No Event of Default, or event that with the giving of notice and/or the passage of time would become an Event of Default, shall have occurred and be continuing.

         5. REPRESENTATIONS AND WARRANTIES.

                  When Borrowers and Guarantor sign this Agreement, and until Banks are repaid all obligations hereunder in full, Borrowers and Guarantor make the following representations and warranties. Each Request for Credit, Request for Conversion and Request for Letter of Credit executed by Borrowers shall constitute a renewed representation and warranty by Borrowers.

                  5.1 Organization of Borrowers and Guarantor. Borrowers and Guarantor are corporations duly formed and validly existing under the laws of their respective states of incorporation.

                  5.2 Authorization. This Agreement, those Loan Documents to which either Borrower or the Guarantor is a party and any other instrument or agreement required to be executed by either Borrower or the Guarantor hereunder or thereunder, are within Borrowers' and Guarantor's powers, have been duly authorized, and do not conflict with any of Borrowers' or Guarantor's certificate or articles of incorporation or bylaws.

                  5.3 Enforceable Agreement. The Loan Documents are legal, valid and binding agreements of Borrowers and Guarantor, enforceable against Borrowers and Guarantor in accordance with their terms, and any instrument or agreement required hereunder or thereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

                  5.4 Good Standing. Each Borrower and Guarantor is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes in each state in which such Borrower and Guarantor does business, except where the failure to comply would not have a material adverse effect on Guarantor and Borrowers as a consolidated whole.

                  5.5 No Conflicts. This Agreement does not conflict with any law, material agreement, or material obligation by which either Borrower or the Guarantor is bound.

                  5.6 Financial Information. All financial statements, information and other data which may have been or which may be hereafter submitted by either Borrower or the Guarantor to Agent or any Bank have been or will be prepared in accordance with generally accepted accounting principles consistently applied (subject, in the case of unaudited statements, to non-material audit adjustments and the absence of footnote disclosures) and accurately represent in all material respects the financial condition, or, as applicable, the other information disclosed therein.

                  Since the date of MOS Plastics financial statements dated December 31, 1997 and Guarantor's and AB Plastics audited financial statements dated October 26, 1997, there has been no material adverse change in the assets, operations, business prospects or financial condition of either of the Borrowers or the Guarantor.

                  5.7 Lawsuits. Except as set forth in Schedule 5.7 hereto, there are no actions, suits, or proceedings pending or, to the knowledge of the Borrowers or Guarantor, threatened against or affecting the Borrowers or the Guarantor or the Borrowers' or the Guarantor's properties before any court or administrative agency which, if determined adversely to the Borrowers or Guarantor, would have a material adverse effect on the Borrowers' or the Guarantor's financial condition or operations.

                  5.8 Permits, Franchises. Borrowers possess all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable them to conduct the business in which they are now engaged and where the absence of which would cause a material adverse effect on the Borrowers' financial condition or operations.

                  5.9 Other Obligations. Neither Borrowers nor Guarantor are in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as disclosed in Schedule 5.9 hereto.

                  5.10 Income Tax Returns. Borrowers and Guarantor have filed all required tax returns and have no knowledge of any material pending assessments or adjustments of its income tax for any year.

                  5.11 No Event of Default. No event has occurred which is, or with notice or lapse of time or both would be, an Event of Default under this Agreement or any of the Loan Documents.

                  5.12 ERISA Plans.

                           (a) Each of Borrowers and Guarantor has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

                           (b) No reportable event has occurred in respect of any Plan under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

                           (c) As of the date of this Agreement, no action by Borrowers or Guarantor to terminate or withdraw from any Plan has been taken and no notice of intent to terminate a Plan has been filed under
         Section 4041 of ERISA.

                           (d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

                           (e) The following terms have the meanings indicated for purposes of this Agreement:

                                    (i) "Code" means the Internal Revenue Code
                  of 1986, as amended from time to time.

                                    (ii) "ERISA" means the Employee Retirement
                  Income Security Act of 1974, as amended from time to time.

                                    (iii) "PBGC" means the Pension Benefit
                  Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                                    (iv) "Plan" means any employee pension
                  benefit plan maintained or contributed to by Borrowers and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

                  5.13 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest, free of any title defects or any liens or interests of others except as disclosed on Schedule 5.13 attached hereto (collectively, the "Permitted Encumbrances").

                  5.14 Environmental Condition. None of Borrowers' properties or assets have been used by Borrowers or, to the best of Borrowers' knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance, in violation of applicable law. To Borrowers' knowledge, none of Borrowers' properties or assets have been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any air quality, water quality or other environmental protection statue. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrowers. Borrowers have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrowers resulting in the release or discharge of hazardous waste or hazardous substances into the environment.

                  5.15 Location of Inventory. Schedule 5.15 hereto accurately sets forth all places where all inventory and equipment currently owned by Borrowers, Guarantor and AB Mexico are located.


         6. COVENANTS.

                  Borrowers and Guarantor agree, so long as credit is available under this Agreement and until Banks are repaid all obligations hereunder in full:

                  6.1 Use of Proceeds. To use the proceeds of the Loans only as specified in Section 3.14 above.

                  6.2 Financial Information. To provide the following financial information and statements and such additional information as reasonably requested by Agent from time to time, in form and detail reasonably satisfactory to Agent:

                           (a) Within 100 days after Guarantor's fiscal year end, audited consolidated and consolidating financial statements of Guarantor and its subsidiaries. These financial statements must be audited (with an unqualified opinion or an opinion acceptable to Agent) by a Certified Public Accountant ("CPA") reasonably acceptable to Agent. Guarantor shall also provide to Agent a compliance certificate (in the form of Exhibit E hereto) within 100 days of Guarantor's fiscal year end, certified on behalf of Guarantor by the Chief Financial Officer or Chief Executive Officer of Guarantor.

                           (b) Within 45 days after the period's end, consolidated and consolidating monthly financial statements (including a balance sheet, income statement and statement of cash flows) for Guarantor, Borrowers and AB Plastics de Mexico S.A. de C.V. ("AB Mexico") and any other subsidiaries. These financial statements may be internally prepared. The statements shall be prepared on a consolidated and consolidating basis, and shall reflect the results for the month just ended as well as the results from the beginning of the current fiscal year through the month just ended, along with a comparison to budget. Borrowers shall also provide to Agent quarterly compliance certificates (in the form of Exhibit E hereto) within 45 days of each quarter end.

                           (c) Within 15 days after period end, a monthly detailed aging of each Borrower's accounts receivable and accounts payable, a detailed analysis of each Borrower's Inventory and a Borrowing Base Certificate (all of which shall be provided more often than monthly at Agent's request).

                           (d) Within 15 days after the end of each fiscal quarter, a schedule listing the book value of all fixed assets of Borrowers or any subsidiaries in Mexico.

                           (e) Within 30 days after each fiscal year end, a 2-year operating plan covering the current fiscal year and the next fiscal year. Such plan will detail, on a monthly basis for the then current fiscal year and quarterly for the subsequent fiscal year, Borrowers' and Guarantor's best estimate of revenues, expenses and balance sheet categories, and will be presented in the customary form of balance sheets and income statements, prepared in a manner consistent with the Borrower's historical financial statements.

                           (f) Within 100 days after each fiscal year end, annual CPA management letters for each of the Borrowers.

                           (g) Within 30 days after the Closing Date, a pro forma post-closing balance sheet for each of the Borrowers and Guarantor.

                           (h) All SEC filings made by Guarantor or Borrowers within 10 days after filing.

                           (i) Any other information that Banks may reasonably require.

                  6.3 Quick Ratio. To maintain on a consolidated basis as of the last day of each fiscal quarter of Guarantor, a ratio of Quick Assets to the sum of current liabilities plus outstandings under the Revolving Line of Credit of at least 0.45 to 1, provided, however, that the ratio shall increase to 0.50 to 1 effective with the fiscal quarter ending about April 26, 1998. Unless otherwise specified, (a) as used in this Agreement, "consolidated basis" means consolidated as to Guarantor, Borrowers, AB Mexico, and any other subsidiaries of Guarantor; and (b) each of the following covenants apply to Guarantor and its subsidiaries on a consolidated basis. All the financial covenants are set based upon the presumption that the purchase method of accounting is employed for the recording of the acquisition of MOS Plastics.

                  "Quick Assets" means cash, short-term cash investments, net trade receivables and marketable securities not classified as long-term investments.

                  6.4 Tangible Net Worth. To maintain on a consolidated basis as of the last day of each fiscal quarter of Guarantor, Tangible Net Worth equal to at least the sum of the following:

                           (a) $5,300,000;

                           (b) 80% of the cumulative net income after income taxes determined on a quarterly basis (with no deduction for losses determined on a quarterly basis) earned after January 25, 1998;

                           (c) the net proceeds from any equity securities issued after the date of this Agreement; and

                           (d) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after the date of this Agreement.

                  "Tangible Net Worth" means the gross book value of Guarantor's and Borrowers' assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, officer/employee and stockholder receivables, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles), plus debt subordinated to Banks in a manner acceptable to Banks, less total liabilities, including, without limitation, accrued and deferred income taxes, and any reserves against assets.

                  6.5 Maximum Senior Funded Debt to EBITDA. To maintain on a consolidated basis a ratio of Senior Funded Debt to EBITDA (as those terms are defined in Section 1.5 above) of not to exceed (a) 3.25 to 1 at all times prior to the fiscal year ending about October 26, 1998; (b) 2.5 to 1 effective with the fiscal year ending about October 26, 1998 through one day prior to fiscal year ending about October 26, 1999, and (c) 2.25 to 1 effective with the fiscal year ending about October 26, 1999 and thereafter. For purposes of this covenant, EBITDA will be computed for the four quarters ending on the measuring date, and this covenant shall be tested as of the last day of each fiscal quarter. Senior Funded Debt will be determined as the amount thereof as of the date of measurement. The trailing twelve month EBITDA for AB Plastics for the fiscal month ending January 25, 1998, and for MOS Plastics for the fiscal month ending January 31, 1998, is as computed on Schedule 6.5. This EBITDA shall be used for computing the covenant at closing.

                  6.6 Fixed Charge Coverage Ratio. To maintain on a consolidated basis as of the last day of each fiscal quarter of Guarantor a ratio of Cash Flow to Fixed Charges of at least the amounts indicated for each period specified below:

                  From closing through one day
                  prior to fiscal year ending about
                  October 26, 1999:                           1.15 : 1.00

                  Effective with the fiscal year
                  ending about October 26, 1999
                  and thereafter:                             1.20 : 1.00


                  "Cash Flow" means the sum of trailing twelve month EBITDA for the Guarantor and its subsidiaries (on a consolidated basis) (plus MOS Plastics prior to acquisition), less the sum of amounts spent on capital expenditures (net of purchase money financing) by the Guarantor and its subsidiaries (on a consolidated basis) (plus MOS Plastics prior to acquisition).

                  "Fixed Charges" means, for any period, the annualized (from the beginning of Guarantor's fiscal year through the date of measurement, on a consolidated basis for Guarantor and its subsidiaries) sum of gross interest expense (payable in cash for the period), plus scheduled principal payments under all indebtedness during the period, plus taxes payable for such period, plus payments made under any seller notes or "earn-out" agreements entered into in connection with the acquisition of MOS Plastics or any other arrangements, plus cash dividends/ distributions.

                  The ratio of Cash Flow to Fixed Charges will be calculated quarterly beginning with the quarter ending about April 26, 1998.

                  6.7 Profitability. To maintain, on a consolidated basis for Guarantor, and, as to each of the Borrowers on an unconsolidated basis, a positive net income before taxes and extraordinary items and a positive net income after taxes and extraordinary items as of the end of each Borrower's fiscal year. In addition, Borrowers shall not experience, on a consolidated basis, a negative net income (either before or after taxes and extraordinary items) in each of any two (2) consecutive fiscal quarters.

                  6.8 Other Debts. Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to Banks), or become liable for the debts of others (other than guarantees by Guarantor or Borrowers of obligations of either of Borrowers) without Banks' written consent.
As to Borrowers only, this does not prohibit:

                           (a) Acquiring goods, supplies, or merchandise, (or financing insurance premiums) on normal trade credit.

                           (b) Endorsing negotiable instruments received in the usual course of business.

                           (c) Debts in existence on the date of this Agreement disclosed in writing to Banks prior to the date of this Agreement in MOS Plastics' financial statements dated December 31, 1997, and audited consolidated financial statements of Guarantor and its subsidiaries dated October 26, 1997.

                           (d) Additional debts and lease obligations for the acquisition of fixed or capital assets, to the extent permitted elsewhere in this Agreement.

                           (e) Subject to the terms of the Subordination Agreement, the Subordinate Debt Obligations.

                  6.9 Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property Borrowers, Guarantor or AB Mexico now or later own, except:

                           (a) Liens or security interests in favor of Agent or Banks.

                           (b) Liens for taxes not yet due, or which are being contested in good faith by appropriate proceedings (so long as Borrowers and Guarantor have established and maintain adequate reserves for the payment of the same and by reason of which nonpayment and contest no material item or portion of Borrowers' or Guarantor's property is in jeopardy of being seized, levied upon or forfeited).

                           (c) The Permitted Encumbrances outstanding on the date of this Agreement.

                           (d) Additional purchase money security interests in fixed assets acquired after the date of this Agreement.

                           (e) Liens or security interests granted to Tandem to secure the Subordinate Debt Obligations, which liens or security interests (and the Subordinate Debt Obligations) shall be subordinate to the liens and security interest in favor of Agent and/or Banks and to Borrowers' obligations to Banks, all in accordance with the terms of the Subordination Agreement.

                  6.10 Leases. Not to permit the aggregate payments due in any fiscal year under all leases (including capital and operating leases for real or personal property) to exceed two million dollars ($2,000,000).

                  6.11 Dividends/Distributions. Not to (except for payments to Horst Kaiser out of the initial funding of the Loans) purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto. Guarantor shall not pay any dividends or distributions on any of its shares.

                  6.12 Loans to Officers. Not to make any loans, advances or other extensions of credit to any of Borrowers', Guarantor's or AB Mexico's executives, officers, directors, shareholders or employees (or any relatives of any of the foregoing) which, together with all other such loans, advances and other extensions of credit, exceed $100,000 at any time outstanding (exclusive of notes receivable related to issuance of common stock so long as there is no cash outflow).

                  6.13 Change of Ownership. Not to cause, permit, or suffer any change, direct or indirect, in Borrowers' or AB Mexico's ownership.

                  6.14 Notices to Agent. To promptly notify Agent in writing of:

                           (a) any lawsuit over five hundred thousand dollars ($500,000) against Borrowers, Guarantor or AB Mexico;

                           (b) any substantial dispute between Borrowers, Guarantor or AB Mexico and any government authority;

                           (c) any failure to comply with this Agreement;

                           (d) any material adverse change in Borrowers', Guarantor's or AB Mexico's financial condition or operations;

                           (e) any change in Borrowers', Guarantor's or AB Mexico's name, address, or legal structure; and

                           (f) the occurrence of any Event of Default.

                  6.15 Books and Records. To maintain adequate books and records which contain information that will be made available from time to time upon Agent's request.

                  6.16 Audits. To allow Agent and its agents to inspect Borrowers', Guarantor's and AB Mexico's properties and examine, audit and make copies of books and records at any reasonable time upon reasonable prior notice. If any of Borrowers', Guarantor's and AB Mexico's properties, books or records are in the possession of a third party, Borrowers and Guarantor (on behalf of itself and AB Mexico) authorize that third party to permit Agent or its agents to have access to perform inspections or audits and to respond to Agent's requests for information concerning such properties, books and records.

                  6.17 Compliance with Laws. To comply in all material respects with the laws, regulations, and orders of any government body with authority over Borrowers', Guarantor's or AB Mexico's business (including any fictitious name statute and all statutes regarding the processing, manufacture, storage, transportation, sale or use of hazardous or toxic materials).

                  6.18 Preservation of Rights. To maintain and preserve all rights, privileges, and franchises Borrowers, Guarantor and AB Mexico now have which are necessary to carry on their business.

                  6.19 Maintenance of Properties. To make any repairs, renewals, or replacements to keep Borrowers', Guarantor's and AB Mexico's properties in good working condition (reasonable wear and tear excepted).

                  6.20 Perfection of Liens. To help Agent and Banks perfect and protect their security interests and liens, and reimburse the Agent and Banks for related costs incurred to protect its security interests and liens.

                  6.21 Cooperation. To take any action reasonably requested by Agent and Banks to carry out the intent of this Agreement.

                  6.22 Insurance.

                           (a) Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the Collateral (as defined in Section 7 below) and all other insurable assets of Borrowers, Guarantor, and AB Mexico. Each insurance policy must be for the full replacement cost of the Collateral and other assets and include a replacement cost endorsement. The insurance must be issued by an insurance company reasonably acceptable to Agent and must include a lender's loss payable endorsement in favor of Agent in a form reasonably acceptable to Agent.

                           (b) General Business Insurance. To maintain insurance as is usual for the business they are in.

                           (c) Evidence of Insurance. Upon the request of Agent, to deliver to Banks a copy of each insurance policy, or, if permitted by Agent, a certificate of insurance listing all insurance in force.

                  6.23 Operating/Business Accounts. Establish and maintain with Banks all of Borrowers' and Guarantor's operating and business accounts and all other banking services associated with the operation of Borrowers' and Guarantor's business, including without limitation any demand deposit accounts.

                  6.24 Additional Negative Covenants. Not to, without Banks' prior written consent:

                           (a) engage in any business activities substantially different from Borrowers', Guarantor's, or AB Mexico's, respectively, present businesses.

                           (b) liquidate or dissolve Borrowers', Guarantor's, or AB Mexico's, respectively, businesses.

                           (c) enter into any consolidation, merger, pool, joint venture, syndicate or other combination, or make any loans (other than as provided in Section 6.12) or investments (other than intercompany investments), or make any commitment with respect thereto.

                           (d) sell, lease or dispose of all or (in Banks' reasonable opinion) a substantial part of Borrowers', Guarantor's, or AB Mexico's, respectively, business, or Borrower', Guarantor's, or AB Mexico's, respectively, assets.

                           (e) acquire or purchase a business or its assets (provided that Banks will not unreasonably withhold or delay their consents to any such transaction).

                           (f) sell or otherwise dispose of any assets for less than fair market value, or enter into any sale and leaseback agreement covering any of their fixed or capital assets in excess of $250,000 in the aggregate in any twelve (12) month period.

                           (g) voluntarily suspend any of their respective businesses for more than five business days in any ten day period, other than a routine shutdown, not to exceed fourteen (14) consecutive days, consistent with past practice.

                           (h) enter into any transaction with any affiliate of Borrowers on terms less favorable than those available to Borrowers from other persons or entities in the ordinary course of such persons' and entities' business.

                           (i) transfer any fixed assets, exceeding $50,000 in aggregate book value in any twelve (12) month period, to outside the United States of America, without the prior written approval of Agent.

                           (j) make or incur any capital expenditures, including capital leases, which in the aggregate exceed $6,500,000 for the Borrowers' fiscal year 1998, or $2,500,000 for any fiscal year thereafter.

                           (k) change the Chairman of the Board, Chief Executive Officer, or Chief Financial Officer of either of the Borrowers, or Guarantor or AB Mexico, and fail to secure the services of a successor satisfactory to the Banks within 90 days.

                           (l) move any inventory or equipment to, or otherwise store, hold or possess any inventory or equipment at, any other locations or premises other than those identified in Schedule 5.15 hereto, except upon 30 days prior written notice to Agent and upon execution and delivery of any financing statements required by Agent (and any other documents needed to perfect the Banks' liens in such jurisdiction).

                           (m) change in any material respect of their existing policies or practices with respect to returns and allowances on inventory sold.

                           (n) change the name of either of the Borrowers, Guarantor or AB Mexico, except upon 30 days prior written notice to Agent and upon execution and delivery of any financing statements required by Agent (and any other documents needed to perfect the Banks' liens in such jurisdiction).

                           (o) prepay any indebtedness (other than trade payables in the ordinary course of business) owed to any third parties prior to the scheduled maturity date of such indebtedness (except that repayment of the Subordinated Debt Obligations will be subject to the provisions of the Subordination Agreement), provided that the cashless exercise of options or warrants shall not be deemed a prohibited prepayment hereunder.

                           (p) place any inventory on consignment.

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

                  6.25 No Consumer Purpose. Not to use any loans or advances hereunder for personal, family or household purposes.

                  6.26 ERISA Plans. To give prompt written notice to Agent of:

                           (a) The occurrence of any reportable event in respect of any Plan under Section 4043(b) of ERISA for which the PBGC requires 30 day notice.

                           (b) Any action by Borrowers, Guarantor or AB Mexico to terminate or withdraw from a Plan or the filing of any notice of intent to terminate a Plan under Section 4041 of ERISA.

                           (c) Any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA.

                           (d) The commencement of any proceeding with respect to a Plan under Section 4042 of ERISA.

                  6.27 Limit on AB Mexico and Foreign Assets. Not at any time to permit the net book value of all assets owned by AB Mexico plus (without duplication) all assets owned by Guarantor and its subsidiaries which are located outside of the United States of America, to exceed 30% of the net book value of the total tangible assets owned by Guarantor and its subsidiaries (wherever located).

                  6.28 Payment of Taxes. Pay all taxes owing by Guarantor, Borrowers (and all other subsidiaries) when due, other than those being contested in good faith by appropriate proceedings.

                  6.29 Appointment of Agent as Attorney in Fact. Until all the obligations of Borrowers to Banks have been paid in full, Borrowers irrevocably appoint Agent as their attorney in fact and authorize and empower it to:

                           (a) Endorse and affix Borrowers' name to or upon any check, draft, note, instrument or other writing relating to the collection of Accounts Receivable, or relating to any other Collateral, or upon any check or other instrument given in payment thereof, or upon any omitted assignment, notification of assignment, demand or auditor's verification relating to Collateral and upon all other instruments and writings required to assert and protect Banks' rights in the Collateral.

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

                           (b) Upon the occurrence and during the continuance of an Event of Default, receive, open and dispose of all mail addressed to Borrowers and notify the Post Office authorities to change the address for the delivery of mail addressed to Borrowers to such address as Banks may designate. These powers, being coupled with an interest, are irrevocable while Borrowers' obligations to Banks remain unpaid.

         7. SECURITY DOCUMENTS.

                  7.1 Security Documents Executed by Borrowers. In order to secure the obligations of Borrowers under this Agreement, the Notes, and other Loan Documents, (a) AB Plastics will execute a security agreement of even date herewith in favor of Agent, for the benefit of the Banks, covering all of AB Plastics' Accounts Receivable, Inventory, equipment, general intangibles, and all other property described therein (the "AB Plastics Security Agreement"), and
(b) MOS Plastics will execute a security agreement of even date herewith in favor of Agent, for the benefit of the Banks, covering all of MOS Plastics' Accounts Receivable, Inventory, equipment, general intangibles, and all other property described therein (the "MOS Plastics Security Agreement").

                  7.2 Security Documents Executed by Guarantor. Borrowers' obligations under the Notes and other Loan Documents shall be guaranteed by Guarantor, pursuant to the terms of a guaranty (the "Guaranty") of even date herewith executed by Guarantor in favor Agent, for the benefit of the Banks. In order to secure the obligations of Guarantor under the Guaranty, Guarantor will execute in favor of Agent, for the benefit of the Banks, (a) a stock pledge agreement of even date herewith covering 100% of the capital stock of each of the Borrowers (the "Stock Pledge Agreement"), and (b) a general security agreement of even date herewith covering all Accounts Receivable, Inventory, equipment, general intangibles and all other property of Guarantor described therein (the "Guarantor Security Agreement").

                  7.3 Definition of Security Documents and Collateral. As used in this Agreement, "Security Documents" means and includes (i) the various documents referenced in Sections 7.1 and 7.2, above, (ii) any other security agreement which may now or hereafter be executed by either Borrower, Guarantor, any other entity in favor of Agent, for the benefit of Banks, to secure performance of Borrowers' or Guarantor's obligations under the Loan Documents or Guaranty, and (iii) any modifications or amendments to any of the foregoing documents. Borrowers and Guarantor intend that each Security Document (as the same may be modified or amended from time to time) shall grant to Agent, for the ratable benefit of Banks, a security interest in the items of collateral referenced in such Security Document. As used herein, the term "Collateral" means all Accounts Receivable, Inventory, equipment, general intangibles, and all other property and collateral described in or covered by each and all of the Security Documents.

         8. DEFAULT.

                  8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                           (a) Failure to Pay. Borrowers fail to make any payment under this Agreement, any Note, or any other Loan Document when due.

                           (b) Non-Compliance. Borrowers, Guarantor, or any other party (other than Banks) fails to meet the conditions of, or fails to perform any obligation under:

                                    (i) this Agreement,

                                    (ii) any other Loan Document, or

                                    (iii) any other agreement either Borrower or
                  Guarantor has with (x) Sumitomo or any affiliate of Sumitomo, or (y) Manufacturers or any affiliate of Manufacturers.

         which in any case is not cured within ten (10) days after the occurrence thereof (or such longer grace period, if any, as may be provided as to such default in any document or agreement referenced in subparagraph (ii) or (iii) above), provided that if such failure cannot be cured within ten days but Borrowers have commenced within such 10-day period to cure such failure and are otherwise diligently pursuing such cure, then Borrowers shall have such additional time as is reasonably necessary to effect such cure, but in no event more than twenty (20) days beyond the initial 10-day cure period. The foregoing notwithstanding, in the event any other Loan Document specifically sets forth events which constitute a "Default" or "Event of Default" thereunder, then the occurrence of any such "Default" or "Event of Default" shall constitute an Event of Default hereunder and the foregoing cure period shall not apply thereto. The foregoing cure period is also not applicable to monetary defaults, as to which there is no cure period, as specified in subparagraph (a) immediately above.

                           (c) Other Defaults. Any default occurs under the Subordinate Debt Documents or any other agreement in connection with any credit either of the Borrowers or Guarantor has obtained from any other creditor(s) or which either of the Borrowers or Guarantor has guaranteed if the default consists of failing to make a payment when due or gives the other creditor(s) the right to accelerate any obligations in an aggregate amount in excess of five hundred thousand dollars ($500,000).

                           (d) Lien Priority. Banks fail to have an enforceable first lien (except for any liens to which Banks have consented in writing) on or security interest in any Collateral (other than "Emission Rights," as defined in the AB Plastics Security Agreement).

                           (e) False Information. Any representation or warranty under this Agreement or any agreement, instrument or certificate executed pursuant to this Agreement or in connection with any transaction contemplated hereby shall prove to have been false or misleading in any material respect when made or when deemed to have been made.

                           (f) Bankruptcy. Either of the Borrowers or Guarantor files a bankruptcy petition, a bankruptcy petition is filed against either of the Borrowers or Guarantor or either of the Borrowers or Guarantor makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against Borrowers or Guarantor is dismissed within a period of sixty (60) days after the filing; provided, however, that Banks will not be obligated to extend any additional credit to Borrowers during any bankruptcy period.

                           (g) Receivers. Either of the Borrowers' or
         Guarantor's business is terminated, or a receiver or similar official is appointed for either of the Borrowers' or Guarantor's business and, in the event such appointment is the result of an involuntary action or proceeding, such appointment is not terminated, dismissed or discharged within sixty (60) days.

                           (h) Lawsuits. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrowers or Guarantor in an aggregate amount of five hundred thousand dollars ($500,000) or more in excess of any insurance coverage, and such lawsuit or lawsuits are not dismissed or fully bonded within ten (10) calendar days after service of process upon either Borrower or Guarantor (as applicable).

                           (i) Judgments. Any judgments or arbitration awards in an aggregate amount in excess of five hundred thousand dollars ($500,000) are entered against Borrowers or Guarantor and, absent procurement of a stay of execution, such judgment or award remains unbonded or unsatisfied for ten (10) calendar days after the date of entry; or Borrowers or Guarantor enters into any settlement agreement with respect to any litigation or arbitration, in an aggregate amount of five hundred thousand dollars ($500,000) or more in excess of any insurance coverage.

                           (j) Government Action. Any government authority takes action that Agent reasonably believes materially adversely affects either of the Borrowers' or Guarantor's financial condition or ability to repay.

                           (k) Revocation. The Guaranty, the Stock Pledge Agreement, the Guarantor Security Agreement, the Subordination Agreement, or any other Security Document, deed of trust, or other document required by this Agreement is revoked or no longer in effect.

                           (l) Material Adverse Change. A material adverse change occurs in either of the Borrowers' or Guarantor's financial condition, properties or prospects, or ability to repay the obligations hereunder.

                           (m) ERISA Plans. The occurrence of a reportable event with respect to a Plan which is, in the reasonable judgment of Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or could reasonably be expected, in the reasonable judgment of Agent, to subject either of the Borrowers or Guarantor to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, would exceed $500,000.

                  8.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, Banks, acting through Agent, shall have all of the following rights and remedies:

                           (a) All obligations and indebtedness hereunder may, at the option of Agent and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable;

                           (b) The Loans shall bear interest at the Default
         Rate;

                           (c) All of the rights and remedies of a secured party under the California Commercial Code or other applicable law, all of which rights and remedies shall be cumulative, and not exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement or in any of the documents or agreements executed in connection herewith or which Agent and Banks may otherwise have under any applicable law or in equity;

                           (d) The right to (i) peacefully enter upon the premises of Borrowers or Guarantor or any other place or places where the Collateral is located, without any obligation to pay rent to Borrowers, Guarantor or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrowers or Guarantor notice and opportunity for a hearing on the validity of Agents' or Banks' claim, and remove the Collateral from such premises and places to the premises of Agent or any agent of Agent, for such time as Agent, may require to collect or liquidate the Collateral, and/or (ii) require Borrowers and Guarantor to assemble and deliver the Collateral to Agent at a place to be designated by Agent;

                           (e) The right to (i) open Borrowers' and Guarantor's mail and collect any and all amounts due from Account Debtors or direct that Borrowers' and Guarantor's mail be diverted to a post office box or other location as determined by Agent, (ii) notify Account Debtors that the Accounts Receivable have been assigned to Agent and that Agent has a security interest therein and (iii) direct such Account Debtors to make all payments due from them upon the Accounts Receivable, directly to Agent or to a lock box designated by Agent. Agent shall promptly furnish Borrowers with a copy of any such notice sent and Borrowers hereby agree that any such notice in Agent's sole discretion, may be sent on Agent's stationery, in which event, Borrowers shall, upon demand, co-sign such notice with Agent; and

                           (f) The right to sell, lease or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Agent shall have the right to conduct such sales on Borrowers' or Guarantor's premises or elsewhere and shall have the right to use Borrowers' or Guarantor's premises without charge for such sales for such time or times as Agent may see fit. Agent is hereby granted a license or other right to use, without charge, Borrowers' and Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' and Guarantor's rights under all licenses and all franchise agreements shall inure to Agent's benefit but Agent shall have no obligations thereunder. Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against amounts due under this Agreement. The proceeds realized from the sale of any Collateral shall be applied first to the costs and expenses, including reasonable attorneys' fees, incurred by Agent and Banks for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon the Loans; and third to the principal of the Loans. Agent shall account to Borrowers for any surplus. If any deficiency shall arise, Borrowers and Guarantor shall remain liable to Agent and Banks therefor.

                  8.3 Costs and Expenses. Agent and Banks shall be entitled to recover all costs, expenses, and reasonable attorneys' fees (including any allocated costs of in-house counsel) in connection with the administering or enforcing of this Agreement following the occurrence and during the continuance of any Event of Default, whether or not an action is filed.

         9. PARTICIPATIONS; AGENCY; AMENDMENT, CONSENTS AND WAIVERS; OTHER EXTENSIONS OF CREDIT.

                  9.1 Participations.

                           (a) As used herein, an "Institutional Lender" means any bank or other financial institution having (or whose parent has) capital and surplus of not less than $100,000,000 and which makes commercial loans on an ongoing basis in the ordinary course of its business. Each Bank may, with the prior written consent of Agent (which consent shall not be unreasonably withheld), at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Commitments and advances or any other interest of such Bank hereunder and under the Loan Documents (in respect of any Bank, its "Credit Exposure"). If the proposed Participant is not an Institutional Lender, Agent may withhold its consent in its sole discretion. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank's Credit Exposure shall not decrease, and Borrowers and Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Each Bank shall from time to time upon request of Borrowers notify Borrowers of the identity of any Participants with respect to its Credit Exposure hereunder; provided, however, that failure to provide such notice will not affect the validity of such participation. Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an

         Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement, provided that such right of set-off shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.4. Each Bank agrees that any agreement between such Bank and any Participant in respect of such participating interest shall not restrict such Bank's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement except to extend the Maturity Date, reduce the rate of interest or fees, extend the time of payment of interest thereon, reduce the principal amount thereof, or release all or substantially all of any Collateral. Notwithstanding the foregoing, or anything else contained herein which may be construed to the contrary, Sumitomo, so long as it is Agent, and Manufacturers, if it should ever become agent, shall at all times retain (and not participate out) the lesser of (i) 25% of the total indebtedness owing under the Notes, or (ii) the amount retained by the other Bank that is a party to this Agreement.

                           (b) Notwithstanding any other provision contained in this Agreement or any of the Loan Documents to the contrary, any Bank may, upon written notice to Agent, Borrowers and the other Banks, pledge all or any portion of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such pledged Notes made by Borrowers to or for the account of the pledging Bank in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect to such pledged Notes to the extent of such payment. No such pledge shall release the pledging Bank from its obligations hereunder.

                           (c) Borrowers and Guarantor authorize each Bank to disclose to any Participant any and all financial information in such Bank's possession concerning Borrowers and Guarantor and any subsidiary of Borrowers and Guarantor which has been delivered to such Bank by Borrowers or Agent pursuant to this Agreement or which has been delivered to such Bank by Borrowers or Agent in connection with such Bank's credit evaluation of Borrowers prior to entering into this Agreement.

                  9.2 Agent.

                           (a) Appointment. Each Bank hereby designates and appoints Sumitomo as its agent under this Agreement and the Loan Documents, and each Bank hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 9.2. The provisions of this Section 9.2 are solely for the benefit of Agent and Banks, and neither Borrowers nor Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers or Guarantor. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                           (b) Nature of Duties as Agent. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship with any Bank. Nothing in this Agreement, the Loan Documents or any other agreements, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement, the Loan Documents or any other agreement except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of Borrowers, Guarantor and their subsidiaries in connection with the extensions of credit hereunder and shall make its own appraisal of the creditworthiness of Borrowers, Guarantor and their subsidiaries, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than financial information received by it in accordance herewith), whether coming into its possession before the date hereof or at any time or times hereafter. If Agent seeks the consent or approval of any Bank to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Bank. Notwithstanding the foregoing, Agent shall notify the Banks with reasonable promptness of any Event of Default of which Agent has actual knowledge.

                           (c) Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any other agreement, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Bank to whom payment was due but not made shall be to recover from the other Banks any payment in excess of the amount to which it is determined to be entitled (and such other Banks hereby agree to return to such Bank any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution (other than by Agent), effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other Loan Documents or any other agreement, or the transactions contemplated hereby or thereby, or for the financial condition of Borrowers or Guarantor or any of their subsidiaries or affiliates. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any agreement or the financial condition of Borrowers, or Guarantor or any of their subsidiaries or affiliates, or the existence or possible existence of any Event of Default or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default. Agent may at any time request instructions from Banks with respect to any actions or approvals which by the terms of this Agreement or of any agreement Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any person or entity for refraining from any action or withholding any approval under this Agreement or any other agreement until it shall have received such instructions from all Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement, any of the Loan Documents or any other agreement in accordance with the instructions of all Banks.

                           (d) Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person or entity, and with respect to all matters pertaining to this Agreement, the Loan Documents or any other agreement and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants and other experts selected by Agent in its sole discretion.

                           (e) Banks will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement, the Loan Documents or any other agreement or any action taken or omitted by Agent under this Agreement, the Loan Documents or any other agreement, in proportion to each Bank's Pro Rata Share; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct; and provided further, however, that Agent shall distribute to each of the Banks in accordance with their Pro Rata Share all net payments and recoveries (after deduction of expenses) received by Agent from Borrowers and Guarantor. The obligations of the Banks under this
         Section 9.2 shall survive the payment in full of all extensions of credit hereunder and the termination of this Agreement.

                           (f) With respect to the extensions of credit made by it, Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The term "Banks" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Bank. Agent may lend money to, and generally engage in any kind of banking, trust or other business with Borrowers as if it were not acting as Agent pursuant hereto.

                           (g) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty
         (30) Banking Days' prior written notice to Borrowers and Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (h) below or as otherwise provided below.

                           (h) Upon any such notice of resignation pursuant to clause (g) above, the Banks shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty
         (30) Banking Day period, the retiring Agent, upon notice to Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Banks appoint a successor Agent as provided above.

                           (i) Upon the acceptance by a successor Agent of any appointment as an Agent under this Agreement and the Loan Documents, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation as Agent under this Agreement, the provisions of this
         Section 9.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding anything contained herein which may be construed to the contrary, if Sumitomo is acquired by or merged into another financial institution which does not have at least $100,000,000 in capitalization, Manufacturers may, at its option, within 45 days of such acquisition or merger, elect to become Agent hereunder by sending written notice to Sumitomo's successor and to Borrowers that Manufacturers has elected to become the Agent hereunder pursuant to the provisions of this section, and Manufacturers will, after the sending of such notice, be the Agent hereunder and shall have all the rights and responsibilities of the Agent hereunder.

                           (j) Banks hereby irrevocably authorize Agent, at its option and in its discretion, to release any lien granted to or held by Agent upon any property covered by this Agreement or the Security Documents (A) upon termination of Bank's obligations hereunder and payment and satisfaction of all liabilities of Borrowers under the Notes; or (B) constituting property being sold or disposed of if Borrowers certify to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (C) constituting property leased to Borrowers under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended. Upon request by Agent at any time, any Bank will confirm in writing the Agent's authority to release particular types or items of property covered by this Agreement or the Loan Documents pursuant to this
         Section 9.2(j) or Section 9.3.

                                    (x) Without in any manner limiting Agent's
                  authority to act without any specific or further authorization or consent by the Banks (as set forth in Section 9.2(j), each Bank agrees to confirm in writing, upon request by Borrowers, the authority to release any property covered by this Agreement and the Security Documents conferred upon Agent under clauses (A) through (C) of Section 9.2(j) and under
                  Section 9.3. So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Banks of their authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Banking Days' prior written request by Borrowers, Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the liens granted to Agent for the benefit of the Banks herein or pursuant hereto upon such collateral; provided, however, that
                  (A) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such liens without recourse or warranty, and (B) such release shall not in any manner discharge, affect or impair the obligations of Borrowers hereunder.

                                    (y) Agent shall have no obligation
                  whatsoever to any Bank or any other person or entity to assure that the property covered by this Agreement or any of the Security Documents exists or is owned by Borrowers, or is cared for, protected or insured or has been encumbered or that the liens granted to Agent pursuant to the Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this
                  Section 9.2 or elsewhere in this Agreement or in any of the Security Documents, it being understood and agreed that in respect of the property covered by any of the Security Documents or any act, omission or event related thereto, Agent may act in any manner Agent deems appropriate, in its sole discretion, given Agent's own interest in property covered by any of the Security Documents as one of the Banks and that Agent shall have no duty or liability whatsoever to any of the other Banks; provided, that Agent shall exercise the same care which it would exercise in dealing with loans for its own account.

                           (k) Each Bank hereby appoints each other Bank as agent for the purpose of perfecting security interests in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Bank (other than Agent) obtain possession of any such collateral, such Bank shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such collateral to Agent or in accordance with Agent's instructions. Each Bank agrees that it will not have any right individually to enforce or seek to enforce any right or remedy under this Agreement or any of the Security Documents or to realize upon any collateral securing any extensions of credit hereunder, it being understood and agreed that such rights and remedies may be exercised only by Agent.

                  9.3 Amendments; Consents and Waivers for Certain Actions. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrowers and by the Banks holding at least two-thirds (66 2/3%) of the outstanding amounts of the Loans; provided, that no amendment, modification, termination or waiver shall, unless in writing and signed by all Banks or, in the case of subsection
(a) below, the affected Bank, do any of the following:

                           (a) increase the Commitment of any Bank;

                           (b) reduce the principal of, rate of interest on or fees payable with respect to any extensions of credit hereunder;

                           (c) postpone the Maturity Date or any date fixed for any payment with respect to any amount of principal, interest or fees with respect to any extensions of credit hereunder;

                           (d) amend or waive any of the covenants contained in
         Article 6 hereof, or this Section 9.3;

                           (e) consent to the assignment or other transfer by Borrowers of any of their rights and obligations under this Agreement or any of the Loan Documents;

                           (f) except as specified in section 9.2(j) above, release any material portion of the Collateral; or

                           (g) waive any material condition precedent to any borrowing hereunder.

Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to accept from the Borrowers additional collateral. No notice to or demand on Borrowers not required by the terms hereof in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

                  9.4 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrowers (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances (including, without limitation, all account balances, whether provisional or final and whether or not collected or available, but expressly excluding any trust funds) held by such Bank at any of its offices for the account of Borrowers (regardless of whether such balances are then due to Borrowers) and (b) other property held or owing by such Bank to or for the credit or for the account of Borrowers, against and on account of any amounts owed by Borrowers hereunder which are not paid when due; provided, however, that at any time that there exists any real property collateral for the Loans or any other obligations of Borrowers or Guarantor under the Loan Documents, no Bank shall exercise any right of setoff without the prior written consent of each other Bank.

         10. MISCELLANEOUS.

                  10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to Agent and all financial covenants will be made under generally accepted accounting principles consistently applied.

                  10.2 California Law. This Agreement is governed by California law without reference to its conflict of laws principles.

                  10.3 Successors and Assigns. This Agreement is binding on Borrowers', Guarantor's, Agent's and Banks' successors and assignees. Borrowers agree that they may not assign this Agreement without the prior written consent of Agent and Banks. As used herein, including for purposes of obtaining interest rate quotes or making interest rate determinations, the term "Sumitomo", "Agent" or "Manufacturers" shall mean and include Sumitomo's, Agent's and Manufacturers', respectively, successors, including without limitation successors by merger or acquisition.

                  10.4 Severability; Waivers; Interpretation. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. No failure on the part of Agent to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. Any consent or waiver under this Agreement must be in writing. If Agent waives a default, it may enforce a later default. Wherever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by Borrowers and Guarantor. The exhibits to this Agreement are hereby incorporated in this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party (and the parties hereto acknowledge that they participated in the negotiation and drafting of this Agreement, and that any ambiguity shall not be construed against any party).

                  10.5 Costs and Expenses. In addition to the recovery of costs and expenses upon an occurrence of an Event of Default, if Agent or Banks incur expenses in connection with the preparation, administering or enforcing of this Agreement, Borrowers shall pay Agent and Banks all such costs and reasonable attorneys' fees, including any allocated costs of in-house counsel.

                  10.6 Entire Agreement. This Agreement and the Loan Documents, collectively:

                           (a) represent the sum of the understandings and agreements between Agent, Banks and Borrowers concerning this credit; and

                           (b) replace any prior oral or written agreements between Agent, Banks and Borrowers concerning this credit; and

                           (c) are intended by Agent, Banks and Borrowers as the final, complete and exclusive statement of the terms agreed to by them.

                  In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

                  10.7 Notices. Except as otherwise expressly provided elsewhere in this Agreement or in the Loan Documents: (a) all notices, requests, demands, directions and other communications provided for hereunder or under any of the Loan Documents must be in writing and must be mailed, telecopied or personally delivered to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to all other parties in accordance with this Section 10.7; and (b) any notice, request, demand, direction or other communication given by telecopier, must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided elsewhere herein or in any Loan Document, if any notice, request, demand, direction or other communication required or permitted hereunder or under any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, upon electronic confirmation of receipt, and if given after 4:00 p.m., Los Angeles time, effective on the next Banking Day; or if given by personal delivery, when delivered.

                  10.8 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

                  10.9 Counterparts. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

                  10.10 Further Assurances. Borrowers shall, at their expense and without expense to Agent, do, execute and deliver such further acts and documents as Agent from time to time reasonably requires to assure Agent the rights created or intended to be created by this Agreement, and for carrying out the intention or facilitating the performance of the terms of this Agreement or any document executed in connection with this Agreement.

                  10.11 Hazardous Waste Indemnification. Borrowers will indemnify and hold harmless Agent and Banks from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance by Borrowers or at Borrowers' premises or on Borrowers' behalf. This indemnity will apply whether the hazardous substance is on, under or about Borrowers' property or operations or property leased to Borrowers. The indemnity includes but is not limited to reasonable attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to Agent, each Bank, their parents and subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of Borrowers' obligations hereunder.

                  Upon demand by Agent, Borrowers will defend any investigation, action or proceeding alleging the presence of any hazardous substance in any such location, which affects any of Borrowers' property or operations or property leased to Borrowers or which is brought or commenced against Agent in respect of Borrowers, whether alone or together with Borrowers or any other person, all at Borrowers' own cost and by counsel to be approved by Agent in the exercise of its reasonable judgment. If Borrowers fail to so defend the investigation, action, or proceeding, then Agent may elect to conduct its own defense at the expense of Borrowers.

                  10.12 Waiver of Jury Trial. The parties to this Agreement acknowledge that jury trials often entail additional expenses and delays not occasioned by nonjury trials. The parties to this Agreement further agree and stipulate that a fair trial may be had before a state or federal judge by means of a bench trial without a jury. In view of the foregoing, and as a specifically negotiated provision of this Agreement, each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (1) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or (2) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                  10.13 Joint Borrower Provisions. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the Revolving Line of Credit, the Term Loan and all other indebtedness and obligations arising under this Agreement, the Notes, and all of the other Loan Documents (collectively, the "Obligations"). In furtherance thereof, each Borrower acknowledges and agrees as follows:

                           (a) For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints the other as its agent and attorney-in-fact for all purposes of the Loan Documents, including the giving and receiving of notices and other communications.

                           (b) To induce the Banks to provide the Borrowers with the Revolving Line of Credit and the Term Loan, and in consideration thereof, each Borrower hereby agrees to indemnify the Agent and the Banks against, and hold the Agent and Banks harmless from, any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against the Agent and/or Banks by either Borrower or by any other individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority (collectively, a "Person") arising from or incurred by reason of (i) reliance by the Agent or Banks on any requests or instructions from either Borrower, or
         (ii) any other action taken by the Agent or Banks in good faith with respect to this Agreement or the other Loan Documents.

                           (c) Each Borrower acknowledges that the liens and security interests created or granted herein and by the other Loan Documents will secure Obligations of both Borrowers under the Loan

         Documents and, in full recognition of that fact, each Borrower consents and agrees that the Agent and Banks may, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof or of any other Loan Document:

                                    (i) agree with the Borrowers to supplement,
                  modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

                                    (ii) agree with the Borrowers to supplement,
                  modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

                                    (iii) accept new or additional instruments,
                  documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof;

                                    (iv) accept partial payments on the
                  Obligations;

                                    (v) receive and hold additional security or
                  guaranties for the Obligations or any part thereof;

                                    (vi) release, reconvey, terminate, waive,
                  abandon, subordinate, exchange, substitute, transfer and enforce any security for or guaranties of the Obligations, and apply any security and direct the order or manner of sale thereof as Agent, in its sole and absolute discretion may determine;

                                    (vii) release any Person or entity or any
                  guarantor from any personal liability with respect to the Obligations or any part thereof;

                                    (viii) settle, release on terms satisfactory
                  to the Agent or Banks or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any such security and bid and purchase at any sale; and

                                    (ix) consent to the merger, change or any
                  other restructuring or termination of the corporate existence of either Borrower or any other Person, and correspondingly restructure the obligations of such Borrower or other Person, and any such merger, change, restructuring or termination shall not affect the liability of either Borrower or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which either Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

                           (d) Upon the occurrence of and during the continuance of any Event of Default, the Agent or Banks may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Agent or Banks at any time may have or hold in connection with the Obligations, and in collecting on the Obligations it shall not be necessary for the Agent or Banks to marshal assets in favor of either Borrower or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each Borrower expressly waives any right to require the Agent or Banks, in connection with the Agent's or Bank's efforts to obtain repayment of the Obligations, to marshal assets in favor of either Borrower or any other Person or to proceed against any other Person or any collateral provided by any other Person, and agrees that the Agent and Banks may proceed against any Persons and/or collateral in such order as they shall determine in their sole and absolute discretion in connection with the Bank's efforts to obtain repayment of the Obligations. Agent and Banks may file a separate action or actions against each Borrower to enforce the Obligations, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that Agents and Banks, each Borrower and/or any other Person may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of the Agent and Banks hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Agent or Banks as a result of the bankruptcy, insolvency or reorganization of either Borrower or any other Person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though any or all Obligations, or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against either Borrower or any other Person and whether or not either Borrower or any other Person shall have any personal liability with respect thereto. Each Borrower expressly waives any and all defenses to the enforcement of its obligations under the Loan Documents now or hereafter arising or asserted by reason of (i) any disability or other defense of either Borrower or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the cessation for any cause whatsoever of the liability of either Borrower or any other Person (other than by reason of the full and final payment and performance of all Obligations), (iv) any failure of the Agent or Banks to marshal assets in favor of either of the Borrowers or any other Person, (v) any failure of the Agent or Banks to give notice of sale or other disposition of any Collateral for the Obligations to either Borrower or to any other Person or any defect in any notice that may be given in connection with any such sale or disposition, (vi) any failure of the Agent or Banks to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of the Agent or Banks or others that directly or indirectly results in or aids the discharge or release of either Borrower or of any other Person or of any of the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of the Agent or Banks to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (x) the election by the Agent or Banks, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code except to extent otherwise provided in this Agreement, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code,
         (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiv) the avoidance of any lien or security interest in favor of the Agent or Banks securing the Obligations for any reason, or (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding.

                           (e) The Borrowers represent and warrant to the Agent and the Banks that they have established adequate means of obtaining from each other, on a continuing basis, financial and other information pertaining to their respective businesses, operations and condition (financial and otherwise) and their respective properties, and each now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other and their respective properties. Each Borrower hereby expressly waives and relinquishes any duty on the part of Agent and the Banks to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the other Borrower or the other Borrower's properties, whether now known or hereafter known by the Agent or Banks during the life of this Agreement. With respect to any of the Obligations, the Agent or Banks need not inquire into the powers of either Borrower or the officers, employees or other persons acting or purporting to act on such Borrower's behalf.

                           (f) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which either Borrower is a party, with respect to the Obligations, each Borrower hereby waives with respect to the other Borrower and its successors and assigns (including any surety) and any other Person any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff, to any other rights and defenses available to it by reason of California Civil Code Sections 2787 and 2855, inclusive, or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of them may have or hereafter acquire against the other or any other Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this Agreement or any other Loan Document to which it is a party until the Obligations are paid and performed in full. Each Borrower agrees that it shall not have or assert any such rights against the other Borrower or the other Borrower's successors and assigns or any other Person (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by the other Borrower (as borrower or in any other capacity) or any other Person until all the Obligations are paid and performed in full. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Bank and shall not limit or otherwise affect either Borrower's liability under this Agreement or any other Loan Document to which it is a party, or the enforceability hereof or thereof.

                           (g) Each Borrower warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each otherwise may have against the other, against the Agent or the Banks or others, or against any Collateral. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                  10.14 Existing Agreement. If not sooner terminated in accordance with the terms thereof, any and all obligations of Sumitomo to advance funds under the Existing Agreement, and any other obligations of Sumitomo under the Existing Agreement and the documents executed in connection therewith, shall terminate concurrently with the first advance made under this Agreement (provided that all of Sumitomo's rights thereunder shall remain intact until it has been repaid in full in connection therewith).

                  10.15 Inter-Affiliate Indebtedness. Borrowers and Guarantor agree that all indebtedness and obligations owing between the Borrowers and/or between either of the Borrowers and Guarantor, or owing by any subsidiaries to Guarantor, shall at all times be subject and subordinate to all indebtedness and obligations owing by Borrowers and Guarantor to the Banks hereunder, and under the Notes and other Loan Documents.

                  This Agreement is executed as of the date stated at the top of the first page.

                          "Borrowers"

                           AB PLASTICS CORPORATION, a California corporation


                           By:      ___________________________________

                                    ___________________________________
                                          [Printed Name and Title]

                           By:      ___________________________________

                                    ___________________________________
                                          [Printed Name and Title]

                                  M.O.S. PLASTICS, INC., a California
                                  corporation


                                  By:      ___________________________________

                                           ___________________________________
                                                 [Printed Name and Title]


                                  By:      ___________________________________

                                           ___________________________________
                                                 [Printed Name and Title]


                                  Address where notices to Borrowers are to be sent:

                                  15730 South Figueroa Street
                                  Gardena, California 90248
                                  Attn: Paul J. Iacono
                                  Telecopier: (310) 523-9859
                                  Telephone: (213) 770-8771

                                  "Guarantor"

                                  COMPASS PLASTICS & TECHNOLOGIES, INC.,
                                  a Delaware corporation


                                  By:      ___________________________________

                                           ___________________________________
                                                 [Printed Name and Title]


                                  By:      ___________________________________

                                           ___________________________________
                                                 [Printed Name and Title]
                                  Address where notices to Guarantor
                                  are to be sent:

                                  15730 South Figueroa Street
                                  Gardena, California 90248
                                  Attn: Paul J. Iacono
                                  Telecopier: (310) 523-9859
                                  Telephone: (213) 770-8771


                                  "Banks"

                                  THE SUMITOMO BANK OF CALIFORNIA,
                                  a California banking corporation, in its individual capacity


                                  By: ____________________________________
                                           Sajeda Simjee, Vice President


                                  Address where notices to Sumitomo
                                  are to be sent:

                                  The Sumitomo Bank of California
                                  20100 Magnolia Street
                                  Huntington Beach, California  92646
                                  Attn:  Manager
                                  Telecopier: (714) 968-4959
                                  Telephone: (714) 965-5560

                                  MANUFACTURERS BANK, a California
                                  banking corporation


                                  By:      ___________________________________

                                           ___________________________________
                                                 [Printed Name and Title]


                                  Address where notices to
                                  Manufacturers are to be sent:

                                  Manufacturers Bank
                                  515 South Figueroa Street
                                  Los Angeles, California  90071
                                  Attn:  Greg Hall
                                  Telecopier: (213) 489-6291
                                  Telephone: (213) 489-6252


                                  "Agent"

                                  THE SUMITOMO BANK OF CALIFORNIA, a
                                  California banking corporation, as
                                  Agent for itself and Manufacturers
                                  Bank


                                  By: ___________________________________
                                           Sajeda Simjee, Vice President


                                  Address where notices to Agent are
                                  to be sent:

                                  The Sumitomo Bank of California
                                  20100 Magnolia Street
                                  Huntington Beach, California  92646
                                  Attn.:   Manager
                                  Telecopier: (714) 968-4959
                                  Telephone: (714) 965-5560

                                   EXHIBIT A-1


                               REVOLVING LINE NOTE
                                   (Sumitomo)

$3,000,000.00                                                _____________, 1998
                                                   _________________, California

                  FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of The Sumitomo Bank of California, a California banking corporation (the "Bank"), the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and among the undersigned, as Borrowers, the Bank and Manufacturers Bank, collectively as the "Banks", and the Bank as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on January 2, 2003.

                  Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

                                  EXHIBIT A-1

                  Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 1:00 p.m. (Los Angeles time) on the day of payment (which must be a Banking Day). All payments received after 1:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                  The Bank shall use its best efforts to keep a record of advances under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

                  The undersigned hereby promise to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

                  Each of the undersigned acknowledges and agrees that it shall be jointly and severally liable for the indebtedness and obligations evidenced by this Revolving Line Note. The joint borrower provisions contained in Section
10.13 of the Loan Agreement are hereby incorporated herein by this reference in their entirety.

                  Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.


                                  EXHIBIT A-1

                  This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation


By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]


                                   EXHIBIT A-1

                                   EXHIBIT A-2


                               REVOLVING LINE NOTE
                                 (Manufacturers)


$3,000,000.00                                               _____________, 1998
                                                    _______________, California


                  FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of Manufacturers Bank, a California banking corporation (the "Bank"), the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) or such lesser aggregate amount of advances under the Revolving Line of Credit as may be made by the Bank pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each advance by Bank under the Revolving Line of Credit remaining unpaid from time to time from and including the date of each such advance by Bank under the Revolving Line of Credit until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and between the undersigned, as Borrowers, the Bank and The Sumitomo Bank of California, collectively as the "Banks", and The Sumitomo Bank of California as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Revolving Line Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Revolving Line Note shall be payable as provided in the Loan Agreement and in any event on January 2, 2003.

                  Interest shall be payable on the outstanding daily unpaid principal amount of advances by the Bank under the Revolving Line of Credit from and including the date of each advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with

                                   EXHIBIT A-2
interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

                  Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 1:00 p.m. (Los Angeles time) on the day of payment (which must be a Banking Day). All payments received after 1:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                  The Bank shall use its best efforts to keep a record of advances made by it under the Revolving Line of Credit made by it and payments received by it with respect to this Revolving Line Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Revolving Line Note.

                  The undersigned hereby promise to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

                  Each of the undersigned acknowledges and agrees that it shall be jointly and severally liable for the indebtedness and obligations evidenced by this Revolving Line Note. The joint borrower provisions contained in Section
10.13 of the Loan Agreement are hereby incorporated herein by this reference in their entirety.

                  Subject to the provisions of the Loan Agreement, the undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable law.


                                   EXHIBIT A-2

                  This Revolving Line Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]



                                   EXHIBIT A-2

                                   EXHIBIT A-3

                                 TERM LOAN NOTE
                                   (Sumitomo)

$7,000,000.00                                                 ___________, 1998
                                                     ______________, California

                  FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of The Sumitomo Bank of California, a California banking corporation (the "Bank"), the principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) together with interest on the principal amount of the Term Loan remaining unpaid from time to time from the date the Term Loan is made until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and among the undersigned, as Borrowers, and the Bank and Manufacturers Bank, collectively as the "Banks," and the Bank as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Term Loan Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Term Loan Note shall be payable as provided in the Loan Agreement and in any event on January 2, 2003.

                  Interest shall be payable on the outstanding daily unpaid principal amount of the Term Loan from the date first written above until payment in full and shall accrue and be payable at the rate and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

                  Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 1:00 p.m. (Los Angeles time) on the day of payment (which must be a Banking Day). All payments received after 1:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed

                                   EXHIBIT A-3
received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                  The Bank shall use its best efforts to keep a record of payments received by it with respect to this Term Loan Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Term Loan Note.

                  The undersigned hereby promise to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

                  Each of the undersigned acknowledges and agrees that it shall be jointly and severally liable for the indebtedness and obligations evidenced by this Term Loan Note. The joint borrower provisions contained in Section 10.13 of the Loan Agreement are hereby incorporated herein by this reference in their entirety.

                  Subject to the provisions of the Loan Agreement, the undersigned hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

                  This Term Loan Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]


                                   EXHIBIT A-3

                                   EXHIBIT A-4

                                 TERM LOAN NOTE
                                 (Manufacturers)


$7,000,000.00                                                  ___________, 1998
                                                      ______________, California


                  FOR VALUE RECEIVED, the undersigned jointly and severally promise to pay to the order of Manufacturers Bank, a California banking corporation (the "Bank"), the principal amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) together with interest on the principal amount of the Term Loan remaining unpaid from time to time from the date the Term Loan is made until the date of payment in full, payable as hereinafter set forth.

                  Reference is made to the Commercial Loan Agreement dated as of even date herewith, by and among the undersigned, as Borrowers, and the Bank and The Sumitomo Bank of California, collectively as the "Banks," and The Sumitomo Bank of California, as the "Agent" (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Term Loan Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

                  The principal indebtedness evidenced by this Term Loan Note shall be payable as provided in the Loan Agreement and in any event on January 2, 2003.

                  Interest shall be payable on the outstanding daily unpaid principal amount of the Term Loan from the date first written above until payment in full and shall accrue and be payable at the rate and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.11 of the Loan Agreement, to the fullest extent permitted by applicable law.

                  Each payment hereunder shall be made to the Agent on behalf of the Bank in immediately available funds not later than 1:00 p.m. (Los Angeles

                                   EXHIBIT A-4

time) on the day of payment (which must be a Banking Day). All payments received after 1:00 p.m. (Los Angeles time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

                  The Bank shall use its best efforts to keep a record of payments received by it with respect to this Term Loan Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Term Loan Note.

                  The undersigned hereby promise to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements (including the allocated costs of in-house counsel), whether or not an action is filed in connection therewith.

                  Each of the undersigned acknowledges and agrees that it shall be jointly and severally liable for the indebtedness and obligations evidenced by this Term Loan Note. The joint borrower provisions contained in Section 10.13 of the Loan Agreement are hereby incorporated herein by this reference in their entirety.

                  Subject to the provisions of the Loan Agreement, the undersigned hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable laws.

                  This Term Loan Note shall be delivered to and accepted by the Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the local laws thereof.


AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]


                                   EXHIBIT A-4

                                    EXHIBIT B

                               REQUEST FOR CREDIT


         1. This Request for Credit is executed and delivered by AB PLASTICS CORPORATION, a California corporation, and M.O.S. PLASTICS, INC., a California corporation (collectively the "Borrowers"), to The Sumitomo Bank of California, as Agent, pursuant to that certain Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of ___________, 1998, entered into by Borrowers, the Guarantor, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

         2. Borrowers hereby request that the Banks make an extension of credit under the Revolving Line of Credit for the account of Borrowers pursuant to the Agreement, as follows:

                 (a)   Principal Amount of Extension of Credit: $____________.

                 (b)   Date of Extension of Credit: _______________, 19___.

                 (c)   Type of Extension of Credit (check one box only):

                       [ ]     Prime Rate Credit.

                       [ ]     Offshore Rate Credit with a ___-day
                               interest period, commencing
                               _____________ and ending
                               ____________.

                 (d) This extension of credit will be (check one box
                     only):

                       [ ]     Used by AB Plastics and shall be
                               made against the AB Plastics
                               Borrowing Base.

                       [ ]     used by MOS Plastics and shall be
                               made against the MOS Plastics
                               Borrowing Base.

                               EXHIBIT B - Page 1

         3. In connection with the extension of credit requested herein, Borrowers hereby represent, warrant and certify to Agent and the Banks that, as of the date of the extension of credit set forth in paragraph 2(b), above: such request shall not exceed the availability under the Revolving Line of Credit; each representation and warranty made by Borrowers in Article 5 of the Agreement will be true and correct in all material respects, both immediately before and after such extension of credit is made, as though such representations and warranties were made on and as of the date of such extension of credit; no actions, suits or proceedings will be pending against or affecting Borrowers or any of their subsidiaries in any court of law or before any governmental agency which might reasonably be expected to materially adversely affect the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole, since the date of the most recent financial statements delivered pursuant to the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrowers are taking or propose to take with respect thereto.)

         4. This Request for Credit is executed on _______________, 19__, by authorized officers of Borrowers, on behalf of Borrowers. The undersigned, in such capacity, hereby certify each and every matter contained herein to be true and correct.

"Borrowers":

AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

                               EXHIBIT B - Page 2

                                    EXHIBIT C

                             REQUEST FOR CONVERSION



                  1. This Request for Conversion is executed and delivered by AB PLASTICS CORPORATION, a California corporation, and M.O.S. PLASTICS, INC., a California corporation (collectively the "Borrowers") to The Sumitomo Bank of California, as Agent, pursuant to that certain Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of ____________, 1998, entered into by Borrowers, the Guarantor, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

                  2. Borrowers hereby request that the Banks convert one or more
(i) outstanding Prime Rate Credits to Offshore Rate Credits, and/or (ii) one or more existing Offshore Rate Credits to other Offshore Rate Credits pursuant to the Agreement, as follows:

                  (a)      Total Amount of Prime Rate Credits to be Converted:
                           $____________________.

                  (b) Existing Offshore Rate Credit to be Converted is in Amount of $_________ and has an Interest Period Expiring ____________.

                  (c)      Date of Conversion:  ______________, 19___.

                  (d) Requesting Conversion to an Offshore Rate Credit with a __-day Interest Period, Commencing ________________ and Ending _______________.

                  3. In connection with the conversion requested herein, Borrowers hereby represent, warrant and certify to Agent and the Banks that, as of the date of the requested conversion set forth in paragraph 2(b), above: each representation and warranty made by Borrowers in Article 5 of the Agreement will be true and correct in all material respects, both immediately before and after such conversion is made, as though such representations and warranties were made on and as of the date of such conversion; no actions, suits or proceedings will

                               EXHIBIT C - Page 1
be pending against or affecting Borrowers or any of their subsidiaries in any court of law or before any governmental agency which might reasonably be expected to materially adversely affect the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole, since the date of the most recent financial statements delivered pursuant to the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrowers are taking or propose to take with respect thereto.)

                  4. This Request for Conversion is executed on _____________, 19__, by authorized officers of Borrowers, on behalf of Borrowers. The undersigned, in such capacity, hereby certify each and every matter contained herein to be true and correct.


"Borrowers":

AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]


                               EXHIBIT C - Page 2

                                    EXHIBIT D

                          REQUEST FOR LETTER OF CREDIT


                  1. This Request for Letter of Credit is executed and delivered by AB PLASTICS CORPORATION, a California corporation, and M.O.S. PLASTICS, INC., a California corporation (collectively the "Borrowers") to The Sumitomo Bank of California, as Agent, pursuant to that certain Commercial Loan Agreement (as amended, modified or extended, the "Agreement") dated as of ____________, 1998 entered into by Borrowers, the Guarantor, the Agent and the Banks therein named. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

                  2. Borrowers hereby request that Sumitomo issue a letter of credit for the account of Borrowers pursuant to the Agreement, as follows:

                           (a)      Face Amount of Letter of Credit:  $________.

                           (b)      Date of Issuance:  _____________, 19__.

                           (c)      Beneficiary under Letter of Credit:

                                    Name:   ________________________
                                    Address: _______________________
                                             _______________________
                                             _______________________

                           (d)      Expiry Date:     __________________, 19___

                           (e)      Documents to be submitted with drafts:





                           (f)      Purpose of Letter of Credit: _______________
                                    ____________________________________________

                           (g)      Additional Information/Terms: ______________
                                    ____________________________________________

         3.       The requested letter of credit is (check one box only):

                               EXHIBIT D -- Page 1

                    [ ] a new letter of credit in addition to letters of credit already outstanding.

                    [ ] a supplement, modification, amendment, renewal, or extension to or of the following outstanding letter(s) of credit: [Identify]

                  _____________________________________________________________

                  _____________________________________________________________

                  _____________________________________________________________


                  4.   The requested letter of credit is (check one box only):

                  [ ]  a standby letter of credit.

                  [ ]  a commercial letter of credit.

                  5.   This extension of credit will be (check one box only):

                  [ ] used by AB Plastics and shall be made against the AB Plastics Borrowing Base.

                  [ ] used by MOS Plastics and shall be made against the MOS Plastics Borrowing Base.


         6. In connection with the issuance of the letter of credit requested herein, Borrowers hereby represent, warrant, and certify to Agent and the Banks that:

                           (a) As of the date of issuance of the letter of
                  credit requested herein, each representation and warranty made by Borrowers in Article 5 of the Agreement will be true and correct in all material respects, both immediately before and after the issuance of such letter of credit, as though such representations and warranties were made on and as of the date of issuance of such letter of credit; no actions, suits or proceedings will be pending against or affecting Borrowers or any of their subsidiaries in any court of law or before any governmental agency which might reasonably be expected to

                               EXHIBIT D -- Page 2
                  materially adversely affect the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole; no material adverse change will have occurred in the business, operations or condition (financial or otherwise) of Borrowers and their subsidiaries, taken as a whole, since the date of the most recent financial statements delivered pursuant to the Agreement; and no event which is (or with notice or lapse of time or both would be) an Event of Default under the Agreement, will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions Borrowers are taking or propose to take with respect thereto.)

                           (b) Following the issuance of the letter of credit
                  requested herein, (i) the amount of all outstanding letters of credit, including amounts drawn on letters of credit and not yet reimbursed by Borrowers, will not exceed $500,000 in the aggregate, and (ii) the amount of standby letters of credit issued in favor of governmental agencies in lieu of worker's compensation insurance premiums shall not exceed $200,000 in the aggregate.

                  7. This Request for Letter of Credit is executed on ___________, 19___, by authorized officers of Borrowers, on behalf of Borrowers. The undersigned, in such capacity, hereby certify each and every matter contained herein to be true and correct.

"Borrowers":

AB PLASTICS CORPORATION,                M.O.S. PLASTICS, INC.,
a California corporation                a California corporation

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

By:      __________________________     By: __________________________

         __________________________         __________________________
           [Printed Name & Title]             [Printed Name & Title]

                               EXHIBIT D -- Page 3

                                    EXHIBIT E

                     [ATTACH FORM OF COMPLIANCE CERTIFICATE]

                                 SCHEDULE 4.1(x)

                     CONTINUING INDEBTEDNESS OF MOS PLASTICS

                  All indebtedness reflected in the MOS Plastics financial statements as of December 31, 1997, other than indebtedness owed to Comerica Bank - California and to Horst Kaiser.

                                  SCHEDULE 5.7

                                 LAWSUITS/CLAIMS

1. Claim by Guadelupe Contrares for wrongful termination of employment by AB Plastics due to alleged age discrimination.

                                  SCHEDULE 5.9

                        DEFAULTS ON EXISTING OBLIGATIONS

                  None.

                                  SCHEDULE 5.13

                             PERMITTED ENCUMBRANCES

A. AB Plastics

         1. TM Acceptance Corporation - Capital leases on three (3) Toshiba Plastic Injection Molding Machines, with all attachments, accessories, replacements, improvements, modifications and substitutions, and proceeds, including insurance.

         2. Toyota Lift of Los Angeles, Inc. - 2 Toyota forklifts #61020 and 61054, UCC-1 filed 4/19/96 as #96-11360360 - (treated as lease by Borrower).

         3. General Electric Capital Corporation - Various machinery and equipment located at AB Mexico's facilities in Tijuana, Mexico.

         4. Transamerica Business Credit Corporation - Certain machinery and equipment, consisting of five (5) injection molding machines and additions, parts, accessories, attachments, substitutions, repairs, improvements and replacements, and proceeds thereof.

         5. The Sumitomo Bank of California - Mortgage on the land, buildings and improvements owned by AB Plastics and located in Gardena, California.

         6. Junior liens in favor of Tandem on substantially all assets (other than real property).

B. MOS Plastics

         1. The CIT Group/Equipment Financing, Inc. - Certain machinery and equipment and attachments, replacements, substitutions and additions.

         2. JLA Credit Corporation - Certain equipment and tooling.

         3. Hewlett-Packard Company - Certain equipment purchased from Hewlett-Packard Company.

         4. U.S. Bancorp Leasing & Financial - Machine Tool Finance Group - Husky Model LX300 RS 50/42, 330-ton injection molding machine and Husky Model A Top-Entry Servo Robot, each with all accessories and attachments.

         5. Orix Credit Alliance, Inc. - Husky Model LX300 RS injection molding machine and Husky Top-Entry Robot and accessories.

         6. Advanta Business Services - Computer hardware and software system.

C. Compass.

         1. Junior liens in favor of Tandem on substantially all assets.

D. Permitted Encumbrances may also include, from time to time, (a) liens for taxes, assessments or other governmental charges not delinquent, or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by either Borrower; provided, that the lien shall have no effect on the priority of the liens in favor of Bank and a stay of enforcement of any such lien shall be in effect; (b) deposits or pledges to secure obligations under workers compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, performance and appeal bonds and other obligations of like nature arising in the ordinary course of either Borrower's business (d) judgment liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like liens arising in the ordinary course of either Borrower's business with respect to obligations which are not past due or which are being contested in good faith by such Borrower; (e) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of either Borrower.

                                  SCHEDULE 5.15

                       LOCATION OF INVENTORY AND EQUIPMENT

                    (for Borrowers, Guarantor and AB Mexico)

AB Plastics:

15730 South Figueroa Street
Gardena, California 90248

400 West 157th Street
Gardena, California 90248

1700 South Wilmington
Compton, California 90220-5116

Lots 3 and 4A of Block 5
Baja Maquiladora Industrial Park
Tijuana, Baja California, Mexico

MOS Plastics:

2308 Zanker Road
San Jose, California 95131-1115

326 Charcot Avenue
San Jose, California 95131-1104

AB Mexico:

Lots 3 and 4A of Block 5
Baja Maquiladora Industrial Park
Tijuana, Baja California, Mexico

                                  SCHEDULE 6.5

                               EBITDA CALCULATION